                                                                   EXHIBIT 2.1

                     AGREEMENT AND PLAN OF REORGANIZATION

                                 BY AND AMONG

                              CIRRUS LOGIC, INC.

                             AL ACQUISITION CORP.

                                      AND

                               AUDIOLOGIC, INC.

                           Dated as of June 29, 1999

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                               TABLE OF CONTENTS
                                                                  Page
                                                                  ----
ARTICLE I THE MERGER                                                 1
     1.1   The Merger.............................................   1
     1.2   Effective Time.........................................   1
     1.3   Effect of the Merger...................................   2
     1.4   Articles of Incorporation; Bylaws......................   2
     1.5   Directors and Officers.................................   2
     1.6   Maximum Shares to Be Issued at Closing; Effect on
           Capital Stock..........................................   2
     1.7   Dissenting Shares......................................   4
     1.8   Surrender of Certificates..............................   5
     1.9   No Liability...........................................   6
     1.10  No Further Ownership Rights in Company Capital Stock...   6
     1.11  Lost, Stolen or Destroyed Certificates.................   6
     1.12  Tax and Accounting Consequences........................   6
     1.13  Taking of Necessary Action; Further Action.............   6

ARTICLE II REPRESENTATIONS AND WARRANTIES OF THE COMPANY..........   7

     2.1   Organization of the Company............................   7
     2.2   Company Capital Structure..............................   7
     2.3   Subsidiaries...........................................   7
     2.4   Authority..............................................   8
     2.5   Company Financial Statements...........................   8
     2.6   No Undisclosed Liabilities.............................   8
     2.7   No Changes.............................................   9
     2.8   Tax and Other Returns and Reports......................  10
     2.9   Restrictions on Business Activities....................  11
     2.10  Title to Properties; Absence of Liens and Encumbrances.  12
     2.11  Intellectual Property..................................  12
     2.12  Agreements, Contracts and Commitments..................  14
     2.13  Interested Party Transactions..........................  16
     2.14  Compliance with Laws...................................  16
     2.15  Litigation.............................................  16
     2.16  Insurance..............................................  16
     2.17  Minute Books...........................................  16
     2.18  Environmental Matters..................................  16
     2.19  Brokers' and Finders' Fees; Third Party Expenses.......  17
     2.20  Employee Matters and Benefit Plans.....................  17
     2.21  Representations Complete...............................  20

ARTICLE III REPRESENTATIONS AND WARRANTIES OF
PARENT AND MERGER SUB.............................................  20

     3.1   Organization, Standing and Power.......................  20
     3.2   Authority..............................................  21
     3.3   Capital Structure......................................  21
     3.4   SEC Documents; Parent Financial Statements.............  21
     3.5   No Material Adverse Change.............................  21
     3.6   Litigation.............................................  22

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                                      -i-
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ARTICLE IV CONDUCT PRIOR TO THE EFFECTIVE TIME....................  22

     4.1   Conduct of Business of the Company.....................  22
     4.2   No Solicitation........................................  24

ARTICLE V ADDITIONAL AGREEMENTS...................................  25

     5.1   Company Shareholder Approval...........................  25
     5.2   Access to Information..................................  25
     5.3   Confidentiality........................................  25
     5.4   Bonus Retention Plan...................................  25
     5.5   Restrictions on Transfer of Parent Common Stock........  25
     5.6   Registration Rights Agreement..........................  26
     5.7   Expenses...............................................  26
     5.8   Public Disclosure......................................  26
     5.9   Consents...............................................  26
     5.10  FIRPTA Compliance......................................  26
     5.11  Reasonable Efforts.....................................  26
     5.12  Notification of Certain Matters........................  26
     5.13  Certain Benefit Plans..................................  27
     5.14  Additional Documents and Further Assurances............  27
     5.15  Form S-8...............................................  27

ARTICLE VI CONDITIONS TO THE MERGER...............................  27

     6.1   Conditions to Obligations of Each Party to Effect the
           Merger.................................................  27
     6.2   Additional Conditions to Obligations of the Company....  27
     6.3   Additional Conditions to the Obligations of Parent and
           Merger Sub.............................................  28

ARTICLE VII SURVIVAL OF REPRESENTATIONS AND
WARRANTIES; INDEMNIFICATION.......................................  29

     7.1   Survival of Representations and Warranties.............  29
     7.2   Indemnification........................................  29
     7.3   Third-Party Claims.....................................  32
     7.4   Securityholder Agent of the Shareholders; Power of
           Attorney...............................................  32

ARTICLE VIII TERMINATION, AMENDMENT AND WAIVER....................  33

     8.1   Termination............................................  33
     8.2   Effect of Termination..................................  34
     8.3   Amendment..............................................  34
     8.4   Extension; Waiver......................................  34

ARTICLE IX GENERAL PROVISIONS.....................................  34

     9.1   Notices                                                  34
     9.2   Interpretation.........................................  35
     9.3   Entire Agreement; Assignment...........................  36
     9.4   Severability...........................................  36
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     9.5   Other Remedies.........................................  36
     9.6   Governing Law..........................................  36
     9.7   Rules of Construction..................................  36
     9.8   Specific Performance...................................  36
     9.9   Counterparts...........................................  36

                               INDEX OF EXHIBITS

Exhibit     Description
-------     -----------

Exhibit A   Form of Voting Agreement

Exhibit B   Form of Legal Opinion of Counsel to Parent

Exhibit C   Form of Legal Opinion of Counsel to the Company

Exhibit D   Form of Non-Competition, Non-Solicitation and Non-Hire Agreement

Exhibit E   Form of Registration Rights Agreement

Exhibit F   Form of Stock Transfer Restriction Agreement

Exhibit G   Form of Amendment Agreement

                              INDEX OF SCHEDULES

Schedule      Description
--------      -----------

2.2(a)        Shareholder List
2.2(b)        Option List
2.4           Governmental and Third Party Consents
2.5           Company Financials
2.6           Undisclosed Liabilities
2.7           No Changes
2.8(b)        Tax Returns and Audits
2.9           Restrictions on Business Activity
2.10(a)       Leased Real Property
2.10(b)       Liens on Property
2.11(b)       Registered Intellectual Property
2.11(f)       Intellectual Property Licenses
2.11(k)       Intellectual Property Infringement
2.12(a)       Agreements, Contracts and Commitments
2.12(b)       Breaches
2.13          Interested Party Transactions
2.15          Litigation
2.19          Brokers/Finders Fees; Expenses of Transaction
2.20(b)       Employee Benefit Plans and Employee Agreements
2.20(d)       Employee Plan Compliance
2.20(g)       Post Employment Obligations
2.20(h)(i)    Effect of Transaction
2.20(h)(ii)   Excess Parachute Payments
2.20(j)       Labor
4.1(a)(xii)   Severance Agreements
6.2(c)        Third Party Consents Required of Parent
6.3(c)        Third Party Consents Required of the Company
6.3(c)        Third Party Consents Required of Employees
6.3(e)        Employees
6.3(f)        Employees Signing Non-Competition Agreements
6.3(g)        Employees and Entities Signing Stock Transfer Restriction
              Agreements

                     AGREEMENT AND PLAN OF REORGANIZATION

     This AGREEMENT AND PLAN OF REORGANIZATION (this "Agreement") is made and
                                                      ---------
entered into as of June 29, 1999, among Cirrus Logic, Inc., a Delaware corporation ("Parent"), AL Acquisition Corp., a Colorado corporation and a
              ------
wholly-owned subsidiary of Parent ("Merger Sub"), and AudioLogic, Inc., a
                                    ----------
Colorado corporation (the "Company").
                           -------

                                   RECITALS

     A. The Boards of Directors of each of the Company, Parent and Merger Sub believe it is in the best interests of each Company and their respective shareholders that Parent acquire the Company through the statutory merger of Merger Sub with and into the Company (the "Merger") and, in furtherance thereof,
                                           ------
have approved the Merger.

     B. Pursuant to the Merger, all of the issued and outstanding shares of capital stock of the Company ("Company Capital Stock") and all outstanding
                               ---------------------
options, warrants or other rights to acquire or receive shares of Company Capital Stock shall be converted into the right to receive shares of voting Common Stock of Parent ("Parent Common Stock").
                         -------------------

     C. The Company, Parent and Merger Sub desire to make certain representations and warranties and other agreements in connection with the Merger.

     D. Certain of the stockholders of the Company have entered into a Voting Agreement in substantially the form attached hereto as Exhibit A with respect to
                                                       ---------
their consent to the Merger;

     NOW, THEREFORE, in consideration of the covenants, promises and representations set forth herein, and for other good and valuable consideration, intending to be legally bound hereby the parties agree as follows:

                                   ARTICLE I

                                  THE MERGER
     1.1   The Merger. At the Effective Time (as defined in Section 1.2) and
           ----------
subject to and upon the terms and conditions of this Agreement and the applicable provisions of the Colorado Business Corporation Act ("Colorado Law"),
                                                                 ------------
Merger Sub shall be merged with and into the Company, the separate corporate existence of Merger Sub shall cease, and the Company shall continue as the surviving corporation and as a wholly-owned subsidiary of Parent. The Company as the surviving corporation after the Merger is hereinafter sometimes referred to as the "Surviving Corporation."
        ---------------------

     1.2  Effective Time. Unless this Agreement is earlier terminated pursuant
          --------------
to Section 8.1, the closing of the Merger (the "Closing") will take place as
                                                -------
promptly as practicable, but no later than five (5) business days, following satisfaction or waiver of the conditions set forth in Article VI, at the offices of Wilson Sonsini Goodrich & Rosati, 650 Page Mill Road, Palo Alto, California, unless another place or time is agreed to by Parent and the Company. The date upon which the Closing actually occurs is herein referred to as the
"Closing Date." On the Closing Date, the parties hereto shall cause the Merger
 ------------
to be consummated by
filing a Certificate of Merger (or like instrument) with the Secretary of
State of the State of Colorado (the "Certificate of Merger"), in accordance with
                                     ---------------------
the relevant provisions of applicable law (the time of acceptance by the Secretary of State of Colorado of such filing being referred to herein as the "Effective Time"). The parties currently intend that the Closing Date will
---------------
occur on or prior to July 31, 1999.

     1.3  Effect of the Merger. At the Effective Time, the effect of the Merger
          --------------------
shall be as provided in the applicable provisions of Colorado Law. Without limiting the generality of the fore-going, and subject thereto, at the Effective Time, all the property, rights, privileges, powers and franchises of the Company and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation.

     1.4  Articles of Incorporation; Bylaws
          ---------------------------------

          (a) Unless otherwise determined by Parent prior to the Effective Time, at the Effective Time, the Certificate of Incorporation of Merger Sub shall be the Certificate of Incorporation of the Surviving Corporation until thereafter amended as provided by law and such Certificate of Incorporation; provided, however, that Article I of the Certificate of Incorporation of the Surviving Corporation shall be amended to read as follows: "The name of the corporation is AudioLogic, Inc."

          (b) Unless otherwise determined by Parent, the Bylaws of Merger Sub, as in effect immediately prior to the Effective Time, shall be the Bylaws of the Surviving Corporation until thereafter amended.

     1.5  Directors and Officers. The director(s) of Merger Sub immediately
          ----------------------
prior to the Effective Time shall be the initial director(s) of the Surviving Corporation, each to hold office in accordance with the Articles of Incorporation and Bylaws of the Surviving Corporation. Unless otherwise determined by Parent, the officers of Merger Sub immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation, each to hold office in accordance with the Bylaws of the Surviving Corporation.

     1.6  Maximum Shares to Be Issued at Closing; Effect on Capital Stock.
          ---------------------------------------------------------------
Subject to the terms and conditions of this Agreement, as of the Effective Time, by virtue of the Merger and without any action on the part of Merger Sub, the Company or the holder of any shares of the Company Capital Stock, the following shall occur:

          (a)   Conversion of Company Capital Stock. Each share of the Company
                -----------------------------------
Capital Stock issued and outstanding immediately prior to the Effective Time will be canceled and be converted automatically into the right to receive the per share pro rata amount of the Closing Stock and the per share pro rata amount of the Contingent Stock. The Closing Stock shall be issued to each Company shareholder after the Closing upon surrender, as provided in Section 1.8, of the certificate(s) representing such shareholder's shares of Company Capital Stock. The amount of Contingent Stock will be determined on the one year anniversary of the Closing Date, as described below. The Closing Stock and the Contingent Stock represent the total number of shares of Parent Common Stock to be issued (up to a maximum of 3,000,000 shares) upon conversion of all outstanding Company Capital Stock and exercise of all outstanding options to acquire Company Capital Stock (the "Company Options").
            ---------------

          (b)   Closing Stock. The "Closing Stock" shall be 1,250,000 shares of
                -------------       -------------
Parent Common Stock (as appropriately adjusted to reflect the effect of any stock split, stock dividend, reorganization, recapitalization or the like with respect to the Parent Common Stock occurring after the date hereof and prior to the Effective Time). A portion of the shares of Closing Stock shall be placed into an Escrow Fund pursuant to Article VII of this Agreement.

          (c)   Contingent Stock. Parent will issue additional shares of Parent
                ----------------
Common Stock (the "Contingent Stock") if the market value of the Closing Stock
                   ----------------
at of the one-year anniversary of the Closing Date is less than twenty-five million dollars ($25,000,000). For this purpose, the Parent Common Stock will be valued at the average closing price over the ten (10) trading days ending on the one-year anniversary of the Closing (or, if such date is not a business date, the ten trading days ending on the trading day preceding the one-year anniversary), as reported on The Nasdaq National Market (the
"Anniversary Stock Price"). The Contingent Stock will be a number of shares of
 -----------------------
Parent Common Stock having a value, at the Anniversary Stock Price, equal to twenty-five million dollars ($25,000,000) minus the value of the Closing Stock at the Anniversary Stock Price, (as appropriately adjusted for any stock split, stock dividend, reorganization, recapitalization or the like occurring after the date hereof and prior to the determination of the Contingent Stock); provided, however, if such value of the Closing Stock and 1,250,000 shares of Contingent Stock is less than $25,000,000, Parent may, in its sole discretion, deliver cash rather than shares of Contingent Stock above such 1,250,000 shares and provided further, that if such value of the Closing Stock and the Contingent Stock is less than $25,000,000, Parent shall pay the difference in cash. The number of shares of Contingent Stock to be issued, if any, is subject to offset as provided in Article VII of this Agreement.

          (d)   Per Share Pro Rata Amounts. The number of shares of Closing
                --------------------------
Stock and Contingent Stock to be issued in exchange for each share of Company Common Stock will be determined in accordance pro-rata holdings of Common Stock of the Company at Closing, taking into account conversion of all shares of Company Preferred Stock to Common Stock at or prior to Closing. The calculation of per share pro rata amounts shall assume that all of the Company's outstanding options are exercised, shall value the Closing Stock at the average closing price of the Parent Common Stock over the ten (10) trading days ending one trading day prior to the Closing Date, as reported on The Nasdaq National Market (the "Closing Stock Price"), and shall value the Contingent Stock at the
      -------------------
Anniversary Stock Price.

          (e)   Cancellation of Parent-Owned and Company-Owned Stock. Each share
                ----------------------------------------------------
of Company Capital Stock owned by Merger Sub, Parent, the Company or any direct or indirect wholly-owned subsidiary of Parent or the Company immediately prior to the Effective Time shall be canceled and extinguished without any conversion thereof.

          (f)    Stock Options. At the Effective Time, all options to purchase
                 -------------
Company Common Stock then outstanding under the Company's 1992 Stock Option Plan (the "Option Plan") or otherwise shall be assumed by Parent in accordance
      -----------
with provisions described below.

          (i) At the Effective Time, each Company Option, whether vested or unvested, shall be assumed by Parent. Each Company Option so assumed by Parent under this Agreement shall continue to have, and be subject to, the same terms and conditions set forth in the Option Plan and/or as provided in the respective option agreements governing such Company Option immediately prior to the Effective Time, except as follows:

               (A) each Company Option shall be exercisable for that number of whole shares of Parent Common Stock equal to the product of (x) the number of shares of Closing Stock and Contingent Stock issuable in the Merger in exchange for one share of Company Common Stock (the "Exchange Ratio"), and (y) the number
                                            --------------
of shares of Company Common Stock that were issuable upon exercise of such Company Option immediately prior to the Effective Time, rounded down to the nearest whole number of shares of Parent Common Stock.

               (B) The per share exercise price for the shares of Parent Common Stock issuable upon exercise of each such assumed Company Option shall be equal to the quotient determined by dividing the exercise price per share of Company Common Stock at which such Company Option was exercisable immediately prior to the Effective Time by the Exchange Ratio, rounded up to the nearest whole cent.

               (C) For option exercises occurring prior to the determination of the number of shares of Contingent Stock, calculations of the Exchange Ratio and the exercise price will assume that no shares of Contingent Stock will be issued, but such optionee will subsequently be entitled to receive his or her per share pro rata amount of the Contingent Stock for no additional consideration when the number of shares of Contingent Stock is determined.

          (ii) It is the intention of the parties that the Company Options assumed by Parent qualify following the Effective Time as incentive stock options as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code") to the extent the Company Options qualified as incentive stock options immediately prior to the Effective Time.

          (iii) Promptly following the Effective Time, Parent will issue to each holder of an outstanding Company Option a document evidencing the foregoing assumption of such Company Option by Parent.

     (g)  Capital Stock of Merger Sub.  Each share of Common Stock of Merger Sub
          ---------------------------
issued and outstanding immediately prior to the Effective Time shall be converted into and exchanged for one validly issued, fully paid and nonassessable share of Common Stock of the Surviving Corporation. Each stock certificate of Merger Sub evidencing ownership of any such shares shall continue to evidence ownership of such shares of capital stock of the Surviving Corporation.

     (h) Fractional Shares. No fraction of a share of Parent Common Stock will
         -----------------
be issued, but in lieu thereof, each holder of shares of Company Capital Stock who would otherwise be entitled to a fraction of a share of Parent Common Stock (after aggregating all fractional shares of Parent Common Stock to be received by such holder) shall be entitled to receive from Parent an amount of cash (rounded to the nearest whole cent) equal to the product of such fraction, multiplied by the Closing Stock Price.

1.7  Dissenting Shares.
     -----------------

     (a) Notwithstanding any provision of this Agreement to the contrary, any shares of Company Capital Stock held by a holder who has demanded and perfected appraisal or dissenters' rights for such shares in accordance with Colorado Law and who, as of the Effective Time, has not effectively with-drawn or lost such appraisal or dissenters' rights ("Dissenting Shares") shall not be converted
                                  -----------------
into or represent a right to receive Parent Common Stock pursuant to Section 1.6, but the holder thereof shall only be entitled to such rights as are granted by Colorado Law.

     (b) Notwithstanding the provisions of subsection (a), if any holder of shares of Company Capital Stock who demands appraisal of such shares under Colorado Law shall effectively withdraw or lose (through failure to perfect or otherwise) the right to appraisal, then, as of the later of the Effective Time and the occurrence of such event, such holder's shares shall automatically be converted into and represent only the right to receive Parent Common Stock and fractional shares as provided in Section 1.6, without interest thereon, upon surrender of the certificate representing such shares.

     (c) The Company shall give Parent (i) prompt notice of any written demands for appraisal of any shares of Company Capital Stock, withdrawals of such demands, and any other instruments served pursuant to Colorado Law and received by the Company and (ii) the opportunity to participate in all negotiations and proceedings with respect to demands for appraisal under Colorado Law. The Company shall not, except with the prior written consent of Parent, voluntarily make any payment with respect to any demands for appraisal of capital stock of the Company or offer to settle or settle any such demands.

1.8  Surrender of Certificates.
     -------------------------

     (a) Exchange Agent. Boston EquiServe shall act as exchange agent (the
         --------------
"Exchange Agent") in the Merger.
 --------------

     (b) Parent to Provide Common Stock. Subject to Article VII, promptly after
         ------------------------------
the Effective Time, Parent shall make available to the Exchange Agent for exchange in accordance with this Article I, the Closing Stock, and subject to
Article VII, promptly after the first anniversary of the Closing Date, Parent shall make available to the Exchange Agent for exchange in accordance with this
Article I, the Contingent Stock. Parent shall take all reasonable steps to have the Exchange Agent promptly provide the holder with certificates for Parent Common Stock.

     (c)  Exchange Procedures.  Promptly after the Effective Time, the Surviving
          -------------------
Corporation shall cause to be mailed to each holder of record of a certificate or certificates (the "Certificates") which immediately prior to the Effective
                      ------------
Time represented outstanding shares of Company Capital Stock (including certificates for Company Preferred Stock for which the Company has receive a notice for conversion) and which shares were converted into the right to receive shares of Parent Common Stock pursuant to Section 1.6, (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as Parent may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for certificates representing shares of Parent Common Stock. Upon surrender of a Certificate for cancellation to the Exchange Agent or to such other agent or agents as may be appointed by Parent, together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, the holder of such Certificate shall be entitled to promptly receive in exchange therefor a certificate representing the number of whole shares of Parent Common Stock, plus cash in lieu of fractional shares in accordance with Section 1.6, to which such holder is entitled pursuant to Section 1.6, and the Certificate so surrendered shall forthwith be canceled. Until so surrendered, each outstanding Certificate that, prior to the Effective Time, represented shares of Company Capital Stock will be deemed from and after the Effective Time, for all corporate purposes, other than the payment of dividends, to evidence the ownership of the number of full shares of Parent Common Stock into which such shares of Company Capital Stock shall have been so converted and the right to receive an amount in cash in lieu of the issuance of any fractional shares in accordance with Section 1.6.

     (d) Distributions With Respect to Unexchanged Shares. No dividends or other
         ------------------------------------------------
distributions with respect to Parent Common Stock declared or made after the Effective Time and with a record date after the Effective Time will be paid to the holder of any unsurrendered Certificate with respect to the shares of Parent Common Stock represented thereby until the holder of record of such Certificate shall surrender such Certificate. Subject to applicable law, following surrender of any such Certificate, there shall be paid to the record holder of the certificates representing whole shares of Parent Common Stock issued in exchange therefor, without interest, at the time of such surrender, the amount of dividends or other distributions with a record date after the Effective Time theretofore payable with respect to such whole shares of Parent Common Stock .

     (e) Transfers of Ownership. If any certificate for shares of Parent Common
         ----------------------
Stock is to be issued in a name other than that in which the Certificate surrendered in exchange therefor is registered, it will be a condition of the issuance thereof that the Certificate so surrendered will be properly endorsed (but without the need for signature guarantee) and otherwise in proper form for transfer and that the person requesting such exchange will have paid to Parent or any agent designated by it any transfer or other taxes required by reason of the issuance of a certificate for shares of Parent Common Stock in any name other than that of the registered holder of the Certificate surrendered, or established to the satisfaction of Parent or any agent designated by it that such tax has been paid or is not payable.

1.9   No Liability. Notwithstanding anything to the contrary in this Section
      ------------
1.8, none of the Exchange Agent, the Surviving Corporation or any party hereto shall be liable to a holder of shares of Parent Common Stock or Company Capital Stock for any amount properly paid to a public official pursuant to any applicable abandoned property, escheat or similar law.

1.10 No Further Ownership Rights in Company Capital Stock. All shares of Parent
     ----------------------------------------------------
Common Stock issued or issuable upon the surrender for exchange of shares of Company Capital Stock in accordance with the terms hereof (including any cash paid in respect thereof) shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of Company Capital Stock, and there shall be no further registration of transfers on the records of the Surviving Corporation of shares of Company Capital Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Article I.

1.11 Lost, Stolen or Destroyed Certificates. In the event any Certificates
     --------------------------------------
evidencing shares of Company Capital Stock shall have been lost, stolen or destroyed, the Exchange Agent shall issue in exchange for such lost, stolen or destroyed Certificates, upon the making of an affidavit, including indemnification, of that fact by the holder thereof, such shares of Parent Common Stock and cash for fractional shares, if any, as may be required pursuant to Section 1.6.

1.12 Tax and Accounting Consequences. It is intended by the parties hereto that
     -------------------------------
the Merger shall constitute a reorganization within the meaning of Section 368 of the Code.

1.13 Taking of Necessary Action; Further Action. If, at any time after the
     ------------------------------------------
Effective Time, any such further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of the Company and Merger Sub, the officers and directors of the Company and Merger Sub are fully authorized in the name of their respective corporations or otherwise to take, and will take, all such lawful and necessary action.

                                  ARTICLE II

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     The Company hereby represents and warrants to Parent and Merger Sub, subject to such exceptions as are specifically disclosed in the disclosure letter (referencing the appropriate Section number) supplied by the Company to Parent (the "Company Schedules") and dated as of the date hereof, as follows:
             -----------------

     2.1 Organization of the Company. The Company is a corporation duly
         ---------------------------
organized, validly existing and in good standing under the laws of the State of Colorado. The Company has the corporate power to own its properties and to carry on its business as now being conducted. The Company is duly qualified to do business and in good standing as a foreign corporation in each jurisdiction in which the failure to be so qualified would have a material adverse effect on the business, assets (including intangible assets), financial condition, results of operations or prospects of the Company (hereinafter referred to as a, "Material
                                                                       --------
Adverse Effect"). The Company has delivered a true and correct copy of its
--------------
Articles of Incorporation and Bylaws, each as amended to date, to Parent.

     2.2 Company Capital Structure. The authorized capital stock of the Company
         -------------------------
consists of 15,000,000 shares of authorized Common Stock, of which 351,970 shares are issued and outstanding, and 2,829,326 shares of authorized Series A Preferred Stock, of which 2,829,326 shares are issued and outstanding. The Company Capital Stock is held of record by the persons, with the addresses of record and in the amounts set forth on Schedule 2.2(a). All outstanding shares of Company Capital Stock are duly authorized, validly issued, fully paid and non-assessable and not subject to preemptive rights created by statute, the Articles of Incorporation or Bylaws of the Company or any agreement to which the Company is a party or by which it is bound.

          The Company has reserved shares of Common Stock for issuance to employees and consultants pursuant to the Option Plan, of which 976,476 shares are subject to outstanding, unexercised options and no shares remain available for future grant. The Company has reserved 976,476 shares of Common Stock for issuance upon exercise of outstanding Company Options granted pursuant to
Schedule 2.2(b) sets forth for each outstanding Company Option the name of the holder of such Company Option, the domicile address of such holder, the number of shares of Common Stock subject to such Company Option, the exercise price of such Company Option and the vesting schedule for such Company Option, including the extent vested to date and whether the exercisability of such Company Option will be accelerated and become exercisable by reason of the transactions contemplated by this Agreement. Except for the Company Options described in
Schedule 2.2(b), there are no options, warrants, calls, rights, commitments or agreements of any character, written or oral, to which the Company is a party or by which it is bound obligating the Company to issue, deliver, sell, repurchase or redeem, or cause to be issued, delivered, sold, repurchased or redeemed, any shares of the capital stock of the Company or obligating the Company to grant, extend, accelerate the vesting of, change the price of, otherwise amend or enter into any such option, warrant, call, right, commitment or agreement. The holders of Company Options have been or will be given, or shall have properly waived, any required notice prior to the Merger, and all such rights will be terminated at or prior to the Effective Time. As a result of the Merger, Parent will be the record and sole beneficial owner of all capital stock of the Company and rights to acquire or receive such capital stock.

     2.3 Subsidiaries. The Company does not have and has never had any
         ------------
subsidiaries or affiliated companies and does not otherwise own and has never otherwise owned any shares of capital stock or any interest in, or control, directly or indirectly, any other corporation, partnership, association, joint venture or other business entity, except for its partnership interest in AudioLogic Hearing Systems, L.P.

     2.4 Authority. Subject only to the requisite approval of the Merger and
         ---------
this Agreement by the Company's shareholders, the Company has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The vote required of the Company's shareholders to duly approve the Merger and this Agreement is a majority of the outstanding Common Stock (assuming conversion of all outstanding shares of Preferred Stock into Common Stock). The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company, subject only to the approval of the Merger by the Company's shareholders. The Company's Board of Directors has unanimously approved the Merger and this Agreement. This Agreement has been duly executed and delivered by the Company and constitutes the valid and binding obligation of the Company, enforceable in accordance with its terms. Except as set forth on Schedule 2.4, subject only to the approval of the Merger and this Agreement by the Company's shareholders, the execution and delivery of this Agreement by the Company does not, and, as of the Effective Time, the consummation of the transactions contemplated hereby will not, conflict with, or result in any violation of, or default under (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation or acceleration of any obligation or loss of any benefit under (any such event, a "Conflict") (i) any provision of the Articles of Incorporation or
               --------
Bylaws of the Company or (ii) any mortgage, indenture, lease, contract or other agreement or instrument, permit, concession, franchisee, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Company or its properties or assets. No consent, waiver, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other federal, state, county, local or foreign governmental authority, instrumentality, agency or commission

("Governmental Entity") or any third party (so as not to trigger any Conflict)
---------------------
is required by or with respect to the Company in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, except for (i) the filing of the Agreement of Merger with the Colorado Secretary of State, (ii) such consents, waivers, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable federal and state securities laws and (iii) such other consents, waivers, authorizations, filings, approvals and registrations which are set forth on Schedule 2.4.

     2.5  Company Financial Statements.
          ----------------------------

          (a) Schedule 2.5 sets forth the Company's consolidated balance sheet at December 31, 1998 together with the related consolidated statements of income, shareholders' equity and cash flows for the year then ended, including all notes, thereto, together with the report thereon of Arthur Andersen LLP, independent auditors, and copies of its audited consolidated balance sheets at December 31, 1997 and December 31, 1996, together with copies of its unaudited income statements at April 30, 1999 (collectively, the "Company Financials").
                                                        ------------------
(The balance sheet at April 30, 1999 is referred to as the "Balance Sheet"). The
                                                            -------------
Company Financials are correct in all material respects and have been prepared in accordance with generally accepted accounting principles ("GAAP") applied on
                                                              ----
a basis consistent throughout the periods indicated and consistent with each other. The Company Financials present fairly the financial condition and operating results of the Company as of the dates and during the periods indicated therein, subject, in the case of the unaudited financial statements, to normal year-end adjustments, which such adjustments will not be material in amount or significance.

     2.6 No Undisclosed Liabilities. Except as set forth in Schedule 2.6, the
         --------------------------
Company does not have any liability, indebtedness, obligation, expense, claim, deficiency, guaranty or endorsement of any type, whether accrued, absolute, contingent, matured, unmatured or other (whether or not required to be reflected in financial statements in accordance with generally accepted accounting principles), which individually or in the aggregate, (i) has not been reflected in the Balance Sheet, or (ii) has not arisen in the ordinary course of the Company's business since the date of the Balance Sheet, consistent with past practices.

     2.7 No Changes. Except as set forth in Schedule 2.7, since the date of the
         ----------
Balance Sheet, there has not been, occurred or arisen any:

         (a) transaction by the Company except in the ordinary course of business as conducted on the date of the Balance Sheet and consistent with past practices;

         (b) amendments or changes to the Articles of Incorporation or Bylaws of the Company;

         (c) capital expenditure or commitment by the Company, either individually or in the aggregate, exceeding $25,000;

         (d) destruction of, damage to or loss of any material assets, business or customer of the Company (whether or not covered by insurance);

         (e) labor trouble or claim of wrongful discharge or other unlawful labor practice or action;

         (f) change in accounting methods or practices (including any change in depreciation or amortization policies or rates) by the Company;

         (g)  revaluation by the Company of any of its assets;

         (h) declaration, setting aside or payment of a dividend or other distribution with respect to the capital stock of the Company, or any direct or indirect redemption, purchase or other acquisition by the Company of any of its capital stock;

         (i) increase in the salary or other compensation payable or to become payable to any of its officers, directors, employees or advisors, or the declaration, payment or commitment or obligation of any kind for the payment of a bonus or other additional salary or compensation to any such person except as otherwise contemplated by this Agreement;

         (j) sale, lease, license or other disposition of any of the assets or properties of the Company, except in the ordinary course of business as conducted on that date and consistent with past practices;

         (k) amendment or termination of any material contract, agreement or license to which the Company is a party or by which it is bound;

         (l) loan by the Company to any person or entity, incurring by the Company of any indebtedness, guaranteeing by the Company of any indebtedness, issuance or sale of any debt securities of the Company or guaranteeing of any debt securities of others, except for advances to employees for travel and business expenses in the ordinary course of business, consistent with past practices;

         (m) waiver or release of any right or claim of the Company, including any write-off or other compromise of any account receivable of the Company;

         (n) commencement or notice or threat of commencement of any lawsuit or proceeding against or investigation of the Company or its affairs;

         (o) notice of any claim of ownership by a third party of the Company's Intellectual Property (as defined in Section 2.11 below) or of infringement by the Company of any third party's Intellectual Property rights;

         (p) issuance or sale by the Company of any of its shares of capital stock, or securities exchangeable, convertible or exercisable therefor, or of any other of its securities;

         (q) change in pricing or royalties set or charged by the Company to its customers or licensees or in pricing or royalties set or charged by persons who have licensed Intellectual Property to the Company;

         (r) event or condition of any character that has or could be reasonably expected to have a Material Adverse Effect on the Company; or

          (s) negotiation or agreement by the Company or any officer or employees thereof to do any of the things described in the preceding clauses (a) through (r) (other than negotiations with Parent and its representatives regarding the transactions contemplated by this Agreement).

     2.8  Tax and Other Returns and Reports.
          ---------------------------------

          (a) Definition of Taxes. For the purposes of this Agreement, "Tax" or,
              -------------------                                        ---
collectively, "Taxes", means any and all federal, state, local and foreign
               -----
taxes, assessments and other governmental charges, duties, impositions and liabilities, including taxes based upon or measured by gross receipts, income, profits, sales, use and occupation, and value added, ad valorem, transfer, franchise, withholding, payroll, recapture, employment, excise and property taxes, together with all interest, penalties and additions imposed with respect to such amounts and any obligations under any agreements or arrangements with any other person with respect to such amounts and including any liability for taxes of a predecessor entity.

          (b)  Tax Returns and Audits.  Except as set forth in Schedule 2.8(b):
               ----------------------

               (i) The Company as of the Effective Time will have prepared and filed all required federal, state, local and foreign returns, estimates, information statements and reports ("Returns") relating to any and all Taxes
                                     -------
concerning or attributable to the Company or its operations and such Returns are true and correct and have been completed in accordance with applicable law.

               (ii) The Company as of the Effective Time: (A) will have paid or accrued all Taxes it is required to pay or accrue and (B) will have withheld with respect to its employees all federal and state income taxes, FICA, FUTA and other Taxes required to be withheld.

               (iii) The Company has not been delinquent in the payment of any Tax nor is there any Tax deficiency outstanding, proposed or assessed against the Company, nor has the Company executed any waiver of any statute of limitations on or extending the period for the assessment or collection of any Tax.

               (iv) No audit or other examination of any Return of the Company is currently in progress, nor has the Company been notified of any request for such an audit or other examination.

               (v) The Company does not have any liabilities for unpaid federal, state, local and foreign Taxes which have not been accrued or reserved against in accordance with GAAP on the Balance Sheet, whether asserted or unasserted, contingent or otherwise, and the Company has no knowledge of any basis for the assertion of any such liability attributable to the Company, its assets or operations.

               (vi) The Company has provided to Parent copies of all federal and state income and all state sales and use Tax Returns for all periods since the date of Company's incorporation.

               (vii) There are (and as of immediately following the Effective Date there will be) no liens, pledges, charges, claims, security interests or other encumbrances of any sort ("Liens") on the assets of the Company relating
                                 -----
to or attributable to Taxes.

               (viii) The Company has no knowledge of any basis for the assertion of any claim relating or attributable to Taxes which, if adversely determined, would result in any Lien on the assets of the Company.

               (ix) None of the Company's assets are treated as "tax-exempt use
                                                                 --------------
property" within the meaning of Section 168(h) of the Code.
--------

               (x) As of the Effective Time, there will not be any contract, agreement, plan or arrangement, including but not limited to the provisions of this Agreement, covering any employee or former employee of the Company that, individually or collectively, could give rise to the payment of any amount that would not be deductible pursuant to Section 280G or 162 of the Code.

               (xi) The Company has not filed any consent agreement under
Section 341(f) of the Code or agreed to have Section 341(f)(2) of the Code apply to any disposition of a subsection (f) asset (as defined in Section 341(f)(4) of the Code) owned by the Company.

               (xii) The Company is not a party to a tax sharing or allocation agreement nor does the Company owe any amount under any such agreement.

               (xiii) The Company is not, and has not been at any time, a "United States real property holding corporation" within the meaning of
Section 897(c)(2) of the Code.

               (xiv) The Company's tax basis in its assets for purposes of determining its future amortization, depreciation and other federal income tax deductions is accurately reflected on the Company's tax books and records.

     2.9 Restrictions on Business Activities. Except as set forth on Schedule
         -----------------------------------
2.9, there is no agreement (noncompete or otherwise), commitment, judgment, injunction, order or decree to which the Company is a party or otherwise binding upon the Company which has or reasonably could be expected to have the effect of prohibiting or impairing any business practice of the Company, any acquisition of property (tangible or intangible) by the Company or the conduct of business by the Company. Without limiting the foregoing, the Company has not entered into any agreement under which the Company is restricted from selling, licensing or otherwise distributing any of its products or transferring any of its Intellectual Property to any class of customers or third parties, in any geographic area, during any period of time or in any segment of the market.

     2.10  Title to Properties; Absence of Liens and Encumbrances.
           ------------------------------------------------------

          (a) The Company owns no real property, nor has it ever owned any real property. Schedule 2.10(a) sets forth a list of all real property currently, or at any time in the past, leased by the Company, the name of the lessor, the date of the lease and each amendment thereto and, with respect to any current lease, the aggregate annual rental and/or other fees payable under any such lease. All such current leases are in full force and effect, are valid and effective in accordance with their respective terms, and there is not, under any of such leases, any existing default or event of default (or event which with notice or lapse of time, or both, would constitute a default).

          (b) The Company has good and valid title to, or, in the case of leased properties and assets, valid leasehold interests in, all of its tangible properties and assets, real, personal and mixed, used or held for use in its business, free and clear of any Liens (as defined in Section 2.8(b)(vii)), except as reflected in the Company Financials or in Schedule 2.10(b) and except for liens for taxes not yet due and payable and such imperfections of title and encumbrances, if any, which are not material in character, amount or extent, and which do not materially detract from the value, or materially interfere with the present use, of the property subject thereto or affected thereby.

     2.11 Intellectual Property. For the purposes of this Agreement, the
          ---------------------
following terms have the following definitions:

          "Intellectual Property" shall mean any or all of the following and all
           ---------------------
rights in, arising out of, or associated therewith: (i) all United States, international and foreign patents and applications therefor and all reissues, divisions, renewals, extensions, provisionals, continuations and continuations-in-part thereof; (ii) all inventions (whether patentable or not), invention disclosures, improvements, trade secrets, proprietary information, know how, technology, technical data and customer lists, and all documentation relating to any of the foregoing; (iii) all copyrights, copyrights registrations and applications therefor, and all other rights corresponding thereto throughout the world; (iv) all industrial designs and any registrations and applications therefor throughout the world; (v) all trade names, logos, URLs, common law trademarks and service marks, trademark and service mark registrations and applications therefor throughout the world; (vi) all databases and data collections and all rights therein throughout the world; (vii) all moral and economic rights of authors and inventors, however denominated, throughout the world, and (viii) any similar or equivalent rights to any of the foregoing anywhere in the world.

          "Company Intellectual Property" shall mean any Intellectual Property
           -----------------------------
that is owned by, or exclusively licensed to, the Company.


          "Registered Intellectual Property" means all United States,
           --------------------------------
international and foreign: (i) patents and patent applications (including provisional applications); (ii) registered trademarks, applications to register trademarks, intent-to-use applications, or other registrations or applications related to trademarks; (iii) registered copyrights and applications for copyright registration; and (iv) any other Intellectual Property that is the subject of an application, certificate, filing, registration or other document issued, filed with, or recorded by any state, government or other public legal authority.

         "Company Registered Intellectual Property" means all of the Registered
          ----------------------------------------
Intellectual Property owned by, or filed in the name of, the Company.

         (a) No material Company Intellectual Property or product or service of the Company is subject to any proceeding or outstanding decree, order, judgment, agreement, or stipulation restricting in any manner the use, transfer, or licensing thereof by the Company, or which may affect the validity, use or enforceability of such Company Intellectual Property.

         (b) Schedule 2.11(b) of the Company Schedules is a complete and accurate list of all Company Registered Intellectual Property and specifies, where applicable, the jurisdictions in which each such item of Company Registered Intellectual Property has been issued or registered or in which an application for such issuance and registration has been filed, including the respective registration or application numbers. Each material item of Company Registered Intellectual Property is valid and subsisting, all necessary registration, maintenance and renewal fees currently due in connection with such Registered Intellectual Property have been made and all necessary documents, recordations and certificates in connection with such Registered Intellectual Property have been filed with the relevant patent, copyright, trademark or other authorities in the United States or foreign jurisdictions, as the case may be, for the purposes of maintaining such Registered Intellectual Property.

         (c) The Company owns and has good and exclusive title to, or has license (sufficient for the conduct of its business as currently conducted and as proposed to be conducted) to, each item of Company Intellectual Property or other Intellectual Property used by the Company free and clear of any lien or encumbrance (excluding licenses and related restrictions); and the Company is the exclusive owner of all trademarks and trade names used in connection with the operation or conduct of the business of the Company, including the sale of any products or the provision of any services by the Company.

         (d) The Company owns exclusively, and has good title to, all copyrighted works that are Company products or which the Company otherwise expressly purports to own.

         (e) To the extent that any Intellectual Property has been developed or created by a third party for the Company, the Company has a written agreement with such third party with respect thereto and the Company thereby either (i) has obtained ownership of, and is the exclusive owner of; or (ii) has obtained a license (sufficient for the conduct of its business as currently conducted and as proposed to be conducted) to all such third party's Intellectual Property in such work, material or invention by operation of law or by valid assignment, to the fullest extent it is legally possible to do so.

         (f) Except as set forth on Schedule 2.11(f), the Company has not transferred ownership of, or granted any exclusive license with respect to, any Intellectual Property that is or was material to the Company Intellectual Property, to any third party.

         (g) The Company Schedules list all material contracts, licenses and agreements to which the Company is a party (i) with respect to Company Intellectual Property licensed or transferred to any third party (other than end-user licenses in the ordinary course); or (ii) pursuant to which a third party has licensed or transferred any material Intellectual Property to the Company.

         (h) All material contracts, licenses and agreements relating to the Company Intellectual Property are in full force and effect. The consummation of the transactions contemplated by this Agreement will neither violate nor result in the breach, modification, cancellation, termination, or suspension of such contracts, licenses and agreements. The Company is in material compliance with, and has not materially breached any term any of such contracts, licenses and agreements and, to the knowledge of the Company, all other parties to such contracts, licenses and agreements are in compliance with, and have not materially breached any term of, such contracts, licenses and agreements. Following the Closing Date, the Surviving Corporation will be permitted to exercise all of the Company's rights under such contracts, licenses and agreements to the same extent the Company would have been able to had the transactions contemplated by this Agreement not occurred and without the payment of any additional amounts or consideration other than ongoing fees, royalties or payments which the Company would otherwise be required to pay.

          (i) The operation of the business of the Company as such business currently is conducted, including the Company's design, development, manufacture, marketing and sale of the products or services of the Company (including with respect to products currently under development) has not, does not and will not infringe or misappropriate the Intellectual Property of any third party or constitute unfair competition or trade practices under the laws of any jurisdiction.

          (j) The Company has not received notice from any third party that the operation of the business of the Company or any act, product or service of the Company, infringes or misappropriates the Intellectual Property of any third party or constitutes unfair competition or trade practices under the laws of any jurisdiction.

          (k) Except as set forth in Schedule 2.11(k) of the Company Schedules and to the knowledge of the Company, no person has infringed or misappropriated or is infringing or misappropriating any Company Intellectual Property.

          (l) The Company has taken reasonable steps to protect the Company's rights in the Company's confidential information and trade secrets that it wishes to protect or any trade secrets or confidential information of third parties provided to the Company, and, without limiting the foregoing, the Company has and enforces, or prior to the Closing will have and will enforce, a policy requiring each employee and contractor to execute a proprietary information/confidentiality agreement substantially in the form provided to Parent and all current and former employees and contractors of the Company have executed such an agreement, except where the failure to do so is not reasonably expected to be material to the Company.

          (m) Neither this Agreement nor the transactions contemplated by this Agreement, including the transfer to Surviving Corporation by operation of law or otherwise of any contracts or agreements to which the Company is a party, will result in the Company's granting to any third party any right to or with respect to any material Intellectual Property right owned by, or licensed to, either of them.

     2.12 Agreements, Contracts and Commitments. Except as set forth on Schedule
          -------------------------------------
2.12(a), the Company does not have, is not a party to nor is it bound by:

              (i)  any collective bargaining agreements,

              (ii) any agreements or arrangements that contain any severance pay or post-employmen t liabilities or obligations,

              (iii) any bonus, deferred compensation, pension, profit sharing or retirement plans, or any other employee benefit plans or arrangements,

              (iv) any employment or consulting agreement, contract or commitment with an employee or individual consultant or salesperson or any consulting or sales agreement, contract or commitment under which any firm or other organization provides services to the Company,

              (v) any agreement or plan, including, without limitation, any stock option plan, stock appreciation rights plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement,

              (vi) any fidelity or surety bond or completion bond,

              (vii) any lease of personal property having a value individually in excess of $25,000,

              (viii)  any agreement of indemnification or guaranty,

              (ix) any agreement, contract or commitment containing any covenant limiting the freedom of the Company to engage in any line of business or to compete with any person,

              (x) any agreement, contract or commitment relating to capital expenditures and involving future payments in excess of $25,000,

              (xi) any agreement, contract or commitment relating to the disposition or acquisition of assets or any interest in any business enterprise outside the ordinary course of the Company's business,

              (xii) any mortgages, indentures, loans or credit agreements, security agreements or other agreements or instruments relating to the borrowing of money or extension of credit, including guaranties referred to in clause
(viii) hereof,

              (xiii) any purchase order or contract for the purchase of raw materials involving $25,000 or more,

              (xiv)  any construction contracts,

              (xv) any distribution, joint marketing or development agreement,

              (xvi) any agreement pursuant to which the Company has granted or may grant in the future, to any party, a source-code license or option or other right to use or acquire source-code, or

              (xvii) any other agreement, contract or commitment that involves $25,000 or more or is not cancelable without penalty within thirty (30) days.

Except for such alleged breaches, violations and defaults, and events that would constitute a breach, violation or default with the lapse of time, giving of notice, or both, as are all noted in Schedule 2.12(b), the Company has not breached, violated or defaulted under, or received notice that it has breached, violated or defaulted under, any of the terms or conditions of any agreement, contract or commitment required to be set forth on Schedule 2.12(a) or Schedule 2.11(b) (any such agreement, contract or commitment, a "Contract"). Each
                                                        --------

Contract is in full force and effect and, except as otherwise disclosed in
Schedule 2.12(b), is not subject to any default thereunder of which the Company has knowledge by any party obligated to the Company pursuant thereto.

     2.13 Interested Party Transactions. Except as set forth on Schedule 2.13,
          -----------------------------
no officer, director or employee listed on Schedule 6.3(e) of the Company (nor any ancestor, sibling, descendant or spouse of any of such persons, or any trust, partner-ship or corporation in which any of such persons has or has had an interest), has or has had, directly or indirectly, (i) an economic interest in any entity which furnished or sold, or furnishes or sells, services or products that the Company furnishes or sells, or proposes to furnish or sell,
(ii) an economic interest in any entity that purchases from or sells or furnishes to, the Company, any goods or services or (iii) a beneficial interest in any contract or agreement set forth in Schedule 2.12(a) or Schedule 2.11(b); provided, that ownership of no more than one percent (1%) of the outstanding voting stock of a publicly traded corporation shall not be deemed an "economic interest in any entity" for purposes of this Section 2.13.

     2.14 Compliance with Laws. The Company has complied in all material
          --------------------
respects with, is not in material violation of, and has not received any notices of violation with respect to, any foreign, federal, state or local statute, law or regulation.

     2.15 Litigation. Except as set forth in Schedule 2.15, there is no action,
          ----------
suit or proceeding of any nature pending or to the Company's knowledge threatened against the Company, its proper-ties or any of its officers or directors, in their respective capacities as such. Except as set forth in schedule 2.15, to the Company's knowledge, there is no investigation pending or threatened against the Company, its properties or any of its officers or directors by or before any governmental entity. Schedule 2.15 sets forth, with respect to any pending or threatened action, suit, proceeding or investigation, the forum, the parties thereto, the subject matter thereof and the amount of damages claimed or other remedy requested. No governmental entity has at any time challenged or questioned the legal right of the Company to manufacture, offer or sell any of its products in the present manner or style thereof.

     2.16 Insurance. With respect to the insurance policies and fidelity bonds
          ---------
covering the assets, business, equipment, properties, operations, employees, officers and directors of the Company, there is no claim by the Company pending under any of such policies or bonds as to which coverage has been questioned, denied or disputed by the underwriters of such policies or bonds. All premiums due and payable under all such policies and bonds have been paid and the Company is otherwise in material compliance with the terms of such policies and bonds (or other policies and bonds providing substantially similar insurance coverage). The Company has no knowledge of any threatened termination of, or material premium increase with respect to, any of such policies.

     2.17 Minute Books. The minute books of the Company made available to
          ------------
counsel for Parent are the only minute books of the Company and contain a reasonably accurate summary of all meetings of directors (or committees thereof) and shareholders or actions by written consent since the time of incorporation of the Company.

     2.18  Environmental Matters.
           ---------------------

           (a) Hazardous Material. The Company has not operated any underground
               ------------------
storage tanks, and has no knowledge of the existence, at any time, of any underground storage tank (or related piping or pumps), at any property that the Company has at any time owned, operated, occupied or leased. The

Company has not released any amount of any substance that has been designated by any Governmental Entity or by applicable federal, state or local law to be radioactive, toxic, hazardous or otherwise a danger to health or the environment, including, without limitation, PCBs, asbestos, oil and petroleum products, urea-formaldehyde and all substances listed as a "hazardous substance," "hazardous waste," "hazardous material" or "toxic substance" or words of similar import, under any law, including but not limited to, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended; the Resource Conservation and Recovery Act of 1976, as amended; the Federal Water Pollution Control Act, as amended; the Clean Air Act, as amended, and the regulations promulgated pursuant to said laws, (a "Hazardous Material").
                                                           ------------------
No Hazardous Materials are present as a result of the actions or omissions of the Company, or, to the Company's knowledge, as a result of any actions of any third party or otherwise, in, on or under any property, including the land and the improvements, ground water and surface water thereof, that the Company has at any time owned, operated, occupied or leased.

           (b) Hazardous Materials Activities. The Company has not transported,
               ------------------------------
stored, used, manufactured, disposed of, released or exposed its employees or others to Hazardous Materials in violation of any law in effect on or before the Effective Time, nor has the Company disposed of, transported, sold, or manufactured any product containing a Hazardous Material (any or all of the foregoing being collectively referred to as "Hazardous Materials
                                             -------------------
Activities") in violation of any rule, regulation, treaty or statute
----------
promulgated by any Governmental Entity in effect prior to or as of the date hereof to prohibit, regulate or control Hazardous Materials or any Hazardous Material Activity.

           (c) Permits. The Company currently holds all environmental approvals,
               -------
permits, licenses, clearances and consents (the "Environmental Permits")
                                                 ---------------------
necessary for the conduct of the Company's Hazardous Material Activities and other businesses of the Company as such activities and businesses are currently being conducted.

           (d) Environmental Liabilities. No action, proceeding, revocation
               -------------------------
proceeding, amendment procedure, writ, injunction or claim is pending, or to the Company's knowledge, threatened concerning any Environmental Permit, Hazardous Material or any Hazardous Materials Activity of the Company. The Company is not aware of any fact or circumstance which could involve the Company in any environmental litigation or impose upon the Company any environmental liability.

     2.19 Brokers' and Finders' Fees; Third Party Expenses. Except as set forth
          ------------------------------------------------
on Schedule 2.19, the Company has not incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby. Schedule 2.19 sets forth the principal terms and conditions of any agreement, written or oral, with respect to such fees. Schedule 2.19 also sets forth the Company's current reasonable estimate of all Third Party Expenses (as defined in Section 5.4) expected to be incurred by the Company in connection with the negotiation and effectuation of the terms and conditions of this Agreement and the transactions contemplated hereby.

     2.20  Employee Matters and Benefit Plans.
           ----------------------------------

           (a) Definitions. With the exception of the definition of "Affiliate"
               -----------                                           ---------
set forth in Section 2.20(a)(i) below (which definition shall apply only to this Section 2.20), for purposes of this Agreement, the following terms shall have the meanings set forth below:

               (i) "Affiliate" shall mean any other person or entity under
                    ---------
common control with the Company within the meaning of Section 414(b), (c), (m) or (o) of the Code and the regulations thereunder;

               (ii) "ERISA" shall mean the Employee Retirement Income Security
                     -----
Act of 1974, as amended;

               (iii) "Company Employee Plan" shall refer to any plan, program,
                      ---------------------
policy, practice, contract, agreement or other arrangement providing for compensation, severance, termination pay, performance awards, stock or stock-related awards, fringe benefits or other employee benefits or remuneration of any kind, whether formal or informal, funded or unfunded and whether or not legally binding, including without limitation, each "employee benefit plan",
                                                     ---------------------
within the meaning of Section 3(3) of ERISA which is or has been maintained, contributed to, or required to be contributed to, by the Company or any Affiliate for the benefit of any "Employee" (as defined below), and pursuant to
                                  --------
which the Company or any Affiliate has or may have any material liability contingent or otherwise;

               (iv) "Employee" shall mean any current, former, or retired
                     --------
employee, officer, or director of the Company or any Affiliate;

               (v) "Employee Agreement" shall refer to each management,
                    ------------------
employment, severance, consulting, relocation, repatriation, expatriation, visas, work permit or similar agreement or contract between the Company or any Affiliate and any Employee or consultant;

               (vi) "IRS" shall mean the Internal Revenue Service;
                     ---
               (vii) "Multiemployer Plan" shall mean any "Pension Plan" (as
                      ------------------                  ------------
defined below) which is a "multiemployer plan", as defined in Section 3(37) of
                           ------------------
ERISA; and

               (viii) "Pension Plan" shall refer to each Company Employee Plan
                       ------------
which is an "employee pension benefit plan", within the meaning of Section 3(2)
             ------------------------------
of ERISA.

          (b) Schedule. Schedule 2.20(b) contains an accurate and complete list
              --------
of each Company Employee Plan and each Employee Agreement, together with a schedule of all liabilities, whether or not accrued, under each such Company Employee Plan or Employee Agreement. The Company does not have any plan or commitment, whether legally binding or not, to establish any new Company Employee Plan or Employee Agreement, to modify any Company Employee Plan or Employee Agreement (except to the extent required by law or to conform any such Company Employee Plan or Employee Agreement to the requirements of any applicable law, in each case as previously disclosed to Parent in writing, or as required by this Agreement), or to enter into any Company Employee Plan or Employee Agreement, nor does it have any intention or commitment to do any of the foregoing.

          (c) Documents. The Company has provided to Parent (i) correct and
              ---------
complete copies of all documents embodying or relating to each Company Employee Plan and each Employee Agreement including all amendments thereto and written interpretations thereof; (ii) the most recent annual actuarial valuations, if any, prepared for each Company Employee Plan; (iii) the three most recent annual reports (Series 5500 and all schedules thereto), if any, required under ERISA or the Code in connection with each Company Employee Plan or related trust; (iv) if the Company Employee Plan is funded, the most recent annual and periodic accounting of Company Employee Plan assets; (v) the most recent summary plan description together with the most recent summary of material modifications, if any, required under ERISA with respect to each Company Employee Plan; (vi) all IRS determination letters and rulings relating to Company Employee Plans and copies of all applications and correspondence to or from the IRS or the Department of Labor ("DOL") with respect to any Company Employee Plan; (vii) all
                      ---
communications material to any Employee or Employees relating to any Company Employee Plan and any proposed Company Employee Plans, in each case, relating to any amendments, terminations, establishments, increases or decreases in benefits, acceleration of payments or vesting schedules or other events which would result in any material liability to the Company; and (viii) all registration statements and prospectuses prepared in connection with each Company Employee Plan.

          (d) Employee Plan Compliance. Except as set forth on Schedule 2.20(d),
              ------------------------
(i) the Company has to its knowledge performed in all material respects all obligations required to be performed by it under each Company Employee Plan, and each Company Employee Plan has been established and maintained in all material respects in accordance with its terms and in compliance with all applicable laws, statutes, orders, rules and regulations, including but not limited to ERISA or the Code; (ii) no "prohibited transaction", within the meaning of
Section 4975 of the Code or Section 406 of ERISA, has occurred with respect to any Company Employee Plan; (iii) there are no actions, suits or claims pending, or, to the knowledge of the Company, threatened or anticipated (other than routine claims for benefits) against any Company Employee Plan or against the assets of any Company Employee Plan; and (iv) each Company Employee Plan can be amended, terminated or otherwise discontinued after the Effective Time in accordance with its terms, without liability to the Company, Parent or any of its Affiliates (other than ordinary administration expenses typically incurred in a termination event); (v) there are no inquiries or proceedings pending or, to the knowledge of the Company or any affiliates, threatened by the IRS or DOL with respect to any Company Employee Plan; and (vi) neither the Company nor any Affiliate is subject to any penalty or tax with respect to any Company Employee Plan under Section 402(i) of ERISA or Section 4975 through 4980 of the Code.

          (e) Pension Plans. The Company does not now, nor has it ever,
              -------------
maintained, established, sponsored, participated in, or contributed to, any Pension Plan which is subject to Part 3 of Subtitle B of Title I of ERISA, Title IV of ERISA or Section 412 of the Code.

          (f) Multiemployer Plans. At no time has the Company contributed to or
              -------------------
been requested to contribute to any Multiemployer Plan.

          (g) No Post-Employment Obligations. Except as set forth in Schedule
              ------------------------------
2.20(g), no Company Employee Plan provides, or has any liability to provide, life insurance, medical or other employee benefits to any Employee upon his or her retirement or termination of employment for any reason, except as may be required by statute, and the Company has never represented, promised or contracted (whether in oral or written form) to any Employee (either individually or to Employees as a group) that such Employee(s) would be provided with life insurance, medical or other employee welfare benefits upon their retirement or termination of employment, except to the extent required by statute.

          (h)  Effect of Transaction.
               ---------------------

               (i) Except as set forth on Schedule 2.20(h)(i), the execution of this Agreement and the consummation of the transactions contemplated hereby will not (either alone or upon the occurrence of any additional or subsequent events) constitute an event under any Company Employee Plan, Employee Agreement, trust or loan that will or may result in any payment (whether of severance pay or other-wise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits with respect to any Employee.

               (ii) Except as set forth on Schedule 2.20(h)(ii), no payment or benefit which will or may be made by the Company or Parent or any of their respective affiliates with respect to any Employee will be characterized as an "excess parachute payment", within the meaning of Section 280G(b)(1) of the Code.

               (i) Employment Matters. The Company (i) is in compliance in all
                   ------------------
material respects with all applicable foreign, federal, state and local laws, rules and regulations respecting employment, employment practices, terms and conditions of employment and wages and hours, in each case, with respect to Employees; (ii) has withheld all amounts required by law or by agreement to be withheld from the wages, salaries and other payments to Employees; (iii) is not liable for any arrears of wages or any taxes or any penalty for failure to comply with any of the foregoing; and (iv) is not liable for any payment to any trust or other fund or to any governmental or administrative authority, with respect to unemployment compensation benefits, social security or other benefits or obligations for Employees (other than routine payments to be made in the normal course of business and consistent with past practice).

               (j) Labor. No work stoppage or labor strike against the Company
                   -----
is pending or, to the best knowledge of the Company, threatened. Except as set forth in Schedule 2.20(j), the Company is not involved in or, to the knowledge of the Company, threatened with, any labor dispute, grievance, or litigation relating to labor, safety or discrimination matters involving any Employee, including, without limitation, charges of unfair labor practices or discrimination complaints, which, if adversely determined, would, individually or in the aggregate, result in liability to the Company. Neither the Company nor any of its subsidiaries has engaged in any unfair labor practices within the meaning of the National Labor Relations Act which would, individually or in the aggregate, directly or indirectly result in a liability to the Company. Except as set forth in Schedule 2.20(j), the Company is not presently, nor has it been in the past, a party to, or bound by, any collective bargaining agreement or union contract with respect to Employees and no collective bargaining agreement is being negotiated by the Company.

     2.21 Representations Complete. None of the representations or warranties
          ------------------------
made by the Company (as modified by the Company Schedules), nor any statement made in any schedule or certificate furnished by the Company pursuant to this Agreement, or furnished in or in connection with documents mailed or delivered to the shareholders of the Company in connection with soliciting their consent to this Agreement and the Merger, contains or will contain at the Effective Time, any untrue statement of a material fact, or omits or will omit at the Effective Time to state any material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which made, not misleading.

                                  ARTICLE III

            REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB
     Parent and Merger Sub represent and warrant to the Company as follows:

     3.1 Organization, Standing and Power. Parent is a corporation duly
         --------------------------------
organized, validly existing and in good standing under the laws of the State of Delaware. Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of Colorado. Each of Parent and Merger Sub has the corporate power to own its properties and to carry on its business as now being conducted and is duly qualified to do business and is in good standing in each jurisdiction in which the failure to be so qualified would have a material adverse effect on Parent and Merger Sub as a whole.

     3.2 Authority. Parent and Merger Sub have all requisite corporate power and
         ---------
authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Parent and Merger Sub. This Agreement has been duly executed and delivered by Parent and Merger Sub and constitutes the valid and binding obligations of Parent and Merger Sub, enforceable in accordance with its terms.

     3.3  Capital Structure.
          -----------------

          (a) The authorized stock of Parent consists of 280,000,000 shares of Common Stock, of which 60,171,185 shares were issued and outstanding as of April 24, 1999, and 5,000,000 shares of Preferred Stock, none of which is issued or outstanding. The authorized capital stock of Merger Sub consists of 1,000 shares of Common Stock, 1,000 shares of which, as of the date hereof, are issued and outstanding and are held by Parent. All such shares have been duly authorized, and all such issued and outstanding shares have been validly issued, are fully paid and nonassessable and are free of any liens or encumbrances other than any liens or encumbrances created by or imposed upon the holders thereof.

          (b) The shares of Parent Common Stock to be issued pursuant to the Merger, when issued, will be duly authorized, validly issued, fully paid, non-assessable and issued in compliance with applicable federal and Colorado securities laws.

     3.4 SEC Documents; Parent Financial Statements. Parent has furnished or
         ------------------------------------------
made available to the Company true and complete copies of all reports or registration statements filed by it with the Securities and Exchange Commission (the "SEC") since December 31, 1998, all in the form so filed (all of the
      ---
foregoing being collectively referred to as the "SEC Documents"). As of their
                                                 ---
respective filing dates, the SEC Documents complied in all material respects with the requirements of the Securities Act of 1933 (the
"Securities Act") or the Securities Exchange Act of 1934 (the "Exchange Act") as
---------------                                                ------------
the case may be, and none of the SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading, except to the extent corrected by a document subsequently filed with the SEC. The financial statements of Parent, including the notes thereto, included in the SEC Documents (the "Parent Financial Statements") comply as to form in all material respects
      ---------------------------
with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles consistently applied (except as may be indicated in the notes thereto or, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) and present fairly the consolidated financial position of Parent at the dates thereof and the consolidated results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal audit adjustments). There has been no change in Parent accounting policies except as described in the notes to the Parent Financial Statements; provided, however, the Parent may have restated or may restate one or more of the Parent Financial Statements to reflect acquisitions entered into subsequent to the respective dates thereof.

     3.5 No Material Adverse Change. Since the date of the balance sheet
         --------------------------
included in the Parent's most recently filed report on Form 10-Q or Form 10-K, Parent has conducted its business in the ordinary course and there has not occurred: (a) any material adverse change in the financial condition, liabilities, assets or business of Parent; (b) any amendment or change in the Certificate of Incorporation or Bylaws of Parent (other than restatements of the Certificate or Incorporation which did not require stockholders' approval); or (c) any damage to, destruction or loss of any assets of the Parent, (whether or not covered by insurance) that materially and adversely affects the financial condition or business of Parent. Parent expects to conclude an agreement to transfer to IBM all of Parent's minority interest in its MiCRUS joint venture with IBM and to incur substantial costs in connection with such transaction.

     3.6 Litigation. There is no action, suit, proceeding, claim, arbitration or
         ----------
investigation pending, or as to which Parent has received any notice of assertion against Parent, which in any manner challenges or seeks to prevent, enjoin, alter or materially delay any of the transactions contemplated by this Agreement.

                                  ARTICLE IV

                      CONDUCT PRIOR TO THE EFFECTIVE TIME

     4.1  Conduct of Business of the Company.
          ----------------------------------

          (a) Company Conduct. During the period from the date of this Agreement
              ---------------
and continuing until the earlier of the termination of this Agreement and the Effective Time, the Company agrees (except to the extent that Parent shall otherwise consent in writing) to carry on its business in the usual, regular and ordinary course in substantially the same manner as heretofore conducted, to pay its debts and Taxes when due, to pay or perform other obligations when due, and, to the extent consistent with such business, to use all reasonable efforts consistent with past practice and policies to preserve intact its present business organization, keep available the services of its present officers and key employees and preserve their relationships with customers, suppliers, distributors, licensors, licensees, and others having business dealings with it, all with the goal of preserving unimpaired its goodwill and ongoing businesses at the Effective Time. The Company shall promptly notify Parent of any event or occurrence or emergency not in the ordinary course of its business, and any material event involving or adversely affecting the Company or its business. Except as expressly contemplated by this Agreement, the Company shall not, without the prior written consent of Parent:

              (i) Enter into any commitment, activity or transaction not in the ordinary course of business.

              (ii) Transfer or license to any person or entity any rights to any Company Intellectual Property Rights or negotiate to enter into any joint development agreement with any person or entity regarding any rights to any Company Intellectual Property Rights;

              (iii) Enter into or amend any agreements pursuant to which any other party is granted manufacturing, marketing, distribution or similar rights of any type or scope with respect to any products of the Company;

              (iv) Amend or otherwise modify (or agree to do so), except in the ordinary course of business, or violate the terms of, any of the agreements set forth or described in the Company Schedules;

              (v)  Commence any litigation;

              (vi) Declare, set aside or pay any dividends on or make any other distributions (whether in cash, stock or property) in respect of any of its capital stock, or split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of capital stock of the Company, or repurchase, redeem or otherwise acquire, directly or indirectly, any shares of its capital stock (or options, warrants or other rights exercisable therefor);

              (vii) Except for the issuance of shares of Company Capital Stock upon exercise or conversion of presently outstanding Company Options, issue, grant, deliver or sell or authorize or propose the issuance, grant, delivery or sale of, or purchase or propose the purchase of, any shares of its capital stock or securities convertible into, or subscriptions, rights, warrants or options to acquire, or other agreements or commitments of any character obligating it to issue any such shares or other convertible securities;

              (viii) Cause or permit any amendments to its Articles of Incorporation or Bylaws;

              (ix) Acquire or agree to acquire by merging or consolidating with, or by purchasing any assets or equity securities of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets which are material, individually or in the aggregate, to the business of the Company;

              (x) Sell, lease, license or otherwise dispose of any of its properties or assets, except in the ordinary course of business and consistent with past practice;

              (xi) Incur any indebtedness for borrowed money or guarantee any such indebtedness or issue or sell any debt securities of the Company or guarantee any debt securities of others;

              (xii) Grant any severance or termination pay to any director, officer employee or consultant, except payments made pursuant to standard written agreements outstanding on the date hereof (which such agreements are disclosed on Schedule 4.1(a)(xii));

              (xiii) Adopt or amend any employee benefit plan, program, policy or arrangement, or enter into any employment contract, extend any employment offer, pay or agree to pay any special bonus or special remuneration to any director, employee or consultant, or increase the salaries or wage rates of its employees;

              (xiv) Revalue any of its assets, including without limitation writing down the value of inventory or writing off notes or accounts receivable other than in the ordinary course of business and consistent with past practice;

              (xv) Pay, discharge or satisfy, in an amount in excess of $10,000, in any one case, or $25,000, in the aggregate, any claim, liability or obligation (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business of liabilities reflected or reserved against in the Company Financial Statements;

              (xvi) Make or change any material election in respect of Taxes, adopt or change any accounting method in respect of Taxes, enter into any closing agreement, settle any claim or assessment in respect of Taxes, or consent to any extension or waiver of the limitation period applicable to any claim or assessment in respect of Taxes;

              (xvii) Enter into any strategic alliance, joint development or joint marketing arrangement or agreement;

              (xviii) Fail to pay or otherwise satisfy its monetary obligations as they become due, except such as are being contested in good faith;

              (xix) Waive or commit to waive any rights with a value in excess of $10,000, in any one case, or $25,000, in the aggregate;

              (xx) Cancel, materially amend or renew any insurance policy other than in the ordinary course of business;

              (xxi) Alter, or enter into any commitment to alter, its interest in any corporation, association, joint venture, partnership or business entity in which the Company directly or indirectly holds any interest on the date hereof; or

              (xxii) Take, or agree in writing or otherwise to take, any of the actions described in Sections 4.1(i) through (xxii) above, or any other action that would prevent the Company from performing or cause the Company not to perform its covenants hereunder.

         (b) Parent Conduct. Parent shall promptly notify the Company of any
             --------------
event or occurrence which is not in the ordinary course of business of Parent and which is material and adverse to the business of Parent. Parent agrees to disclose to the Company prior to the Effective Time any material change in its capitalization as set forth in Section 3.3 hereto,

     4.2 No Solicitation. Until the earlier of the Effective Time and July 31,
         ---------------
1999, the Company will not (nor will the Company permit any of the Company's officers, directors, shareholders, agents, representatives or affiliates to) directly or indirectly, take any of the following actions with any party other than Parent and its designees: (a) solicit, initiate, entertain, or encourage any proposals or offers from, or conduct discussions with or engage in negotiations with, any person relating to any possible acquisition of the Company or any of its subsidiaries (whether by way of merger, purchase of capital stock, purchase of assets or otherwise), any material portion of its or their capital stock or assets or any equity interest in the Company or any of its subsidiaries, (b) provide information with respect to it to any person, other than Parent, relating to, or otherwise cooperate with, facilitate or encourage any effort or attempt by any such person with regard to, any possible acquisition of the Company (whether by way of merger, purchase of capital stock, purchase of assets or otherwise), any material portion of its or their capital stock or assets or any equity interest in the Company or any of its subsidiaries, (c) enter into an agreement with any person, other than Parent, providing for the acquisition of the Company (whether by way of merger, purchase of capital stock, purchase of assets or otherwise), any material portion of its or their capital stock or assets or any equity interest in the Company or any of its subsidiaries, or (d) make or authorize any statement, recommendation or solicitation in support of any possible acquisition of the Company or any of its subsidiaries (whether by way of merger, purchase of capital stock, purchase of assets or otherwise), any material portion of its or their capital stock or assets or any equity interest in the Company or any of its subsidiaries by any person, other than by Parent. The Company shall immediately cease and cause to be terminated any such contacts or negotiations with third parties relating to any such transaction or proposed transaction. In addition to the foregoing, if the Company receives prior to the Effective Time or July 31, 1999, any offer or proposal relating to any of the above, the Company shall immediately notify Parent thereof, including information as to the identity of the offeror or the party making any such offer or proposal and the specific terms of such offer or proposal, as the case may be, and such other information related thereto as Parent may reasonably request. Except as contemplated by this Agreement, disclosure by the Company of the terms hereof (other than the prohibition of this section) shall be deemed to be a violation of this Section 4.2.

                                   ARTICLE V

                             ADDITIONAL AGREEMENTS

     5.1 Company Shareholder Approval. As promptly as practicable after the
         ----------------------------
execution of this Agreement and at such time as is permitted by applicable law, the Company shall submit this Agreement and the transactions contemplated hereby to its shareholders for approval and adoption as provided by Colorado Law and its Articles of Incorporation and Bylaws. The Company shall use its best efforts to solicit and obtain the consent of its shareholders sufficient to approve the Merger and this Agreement and to enable the Closing to occur as promptly as practicable. The materials submitted to the Company's shareholders shall be subject to review and approval by Parent and include information regarding the Company and Parents, the terms of the Merger and this Agreement and the unanimous recommendation of the Board of Directors of the Company in favor of the Merger and this Agreement.

     5.2 Access to Information. Each party shall afford the others and its
         ---------------------
accountants, counsel and other representatives, reasonable access during normal business hours during the period prior to the Effective Time to (a) all of its properties, books, contracts, commitments and records, and (b) all other information concerning the business, properties and personnel (subject to restrictions imposed by applicable law) of it as the others may reasonably request, subject, in the case of Parent, to reasonable limits on access to its technical and other nonpublic information. No information or knowledge obtained in any investigation pursuant to this Section 5.2 shall affect or be deemed to modify any representation or warranty contained herein or the conditions to the obligations of the parties to consummate the Merger.

     5.3 Confidentiality. Each of the parties hereto hereby agrees to keep the
         ---------------
terms of this Agreement (except to the extent contemplated hereby, including to gain Company shareholder approval) and such information or knowledge obtained in any investigation pursuant to Section 5.2, or pursuant to the negotiation and execution of this Agreement or the effectuation of the transactions contemplated hereby, confidential; provided, however, that the foregoing shall not apply to information or knowledge which (a) a party can demonstrate was already lawfully in its possession prior to the disclosure thereof by the other party, (b) is generally known to the public and did not become so known through any violation of law, (c) became known to the public through no fault of such party, (d) is later lawfully acquired by such party without confidentiality restrictions from other sources, (e) is required to be disclosed by order of court or government agency with subpoena powers (provided that such party shall have provided the other party with prior notice of such subpoena and an opportunity to object or take other available action) or (f) which is disclosed in the course of any litigation between any of the parties hereto.

     5.4 Bonus Retention Plan. Parent shall establish and maintain a Bonus
         --------------------
Retention Plan in the form agreed to by the parties.


     5.5 Restrictions on Transfer of Parent Common Stock. Each person or entity
         -----------------------------------------------
listed on Schedule 6.3(g) hereto agrees to enter into a Stock Transfer Restriction Agreement substantially in the form attached hereto as Exhibit F not
                                                                   ---------
to sell or transfer more than 25% of the Parent Common Stock acquired hereunder per calendar quarter until the first anniversary of the Closing Date.

     5.6 Registration Rights Agreement. Parent shall enter into a Registration
         -----------------------------
Rights Agreement with the shareholders of the Company in substantially the form attached hereto as Exhibit E.
                    --------
     5.7 Expenses. Whether or not the Merger is consummated, all fees and
         --------
expenses incurred in connection with the Merger including, without limitation, all legal, accounting, financial advisory, consulting and all other fees and expenses of third parties ("Third Party Expenses") incurred by a party in
                            --------------------
connection with the negotiation and effectuation of the terms and conditions of this Agreement and the transactions contemplated hereby, shall be the obligation of the respective party incurring such fees and expenses; provided, however, that expenses and the aggregate of all Third Party Expenses payable by the Company shall not exceed $75,000.

     5.8 Public Disclosure. Unless otherwise required by law (including, without
         -----------------
limitation, federal and state securities laws, and Colorado corporate law) or, as to Parent, by the rules and regulations of the National Association of Securities Dealers, Inc., prior to the Effective Time, no disclosure (whether or not in response to an inquiry) of the subject matter of this Agreement shall be made by any party hereto unless approved by Parent and the Company prior to release, provided that such approval shall not be unreasonably withheld.

     5.9 Consents. The Company shall use its best efforts to obtain the
         --------
consents, waivers and approvals under any of the Contracts as may be required in connection with the Merger (all of such consents, waivers and approvals are set forth in Company Schedules) so as to preserve all rights of and benefits to the Company thereunder.

     5.10 FIRPTA Compliance. On or prior to the Closing Date, the Company shall
          -----------------
deliver to Parent a properly executed statement in a form reasonably acceptable to Parent for purposes of satisfying Parent's obligations under Treasury Regulation Section 1.1445-2(c)(3).

     5.11 Reasonable Efforts. Subject to the terms and conditions provided in
          ------------------
this Agreement, each of the parties hereto shall use its reasonable efforts to ensure that its representations and warranties remain true and correct in all material respects, and to take promptly, or cause to be taken, all actions, and to do promptly, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated hereby, to obtain all necessary waivers, consents and approvals, to effect all necessary registrations and filings, and to remove any injunctions or other impediments or delays, legal or otherwise, in order to consummate and make effective the transactions contemplated by this Agreement for the purpose of securing to the parties hereto the benefits contemplated by this Agreement; provided that Parent shall not be required to agree to any divestiture by Parent or the Company or any of Parent's subsidiaries or affiliates of shares of capital stock or of any business, assets or property of Parent or its subsidiaries or affiliates or the Company or its affiliates, or the imposition of any material limitation on the ability of any of them to conduct their businesses or to own or exercise control of such assets, properties and stock.

     5.12 Notification of Certain Matters. The Company shall give prompt notice
          -------------------------------
to Parent, and Parent shall give prompt notice to the Company, of (i) the occurrence or non-occurrence of any event, the occurrence or non-occurrence of which is likely to cause any representation or warranty of the Company and Parent, respectively, contained in this Agreement to be untrue or inaccurate at or prior to the Effective Time and (ii) any failure of the Company or Parent, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this Section 5.13 shall not limit or otherwise affect any remedies available to the party receiving such notice.

     5.13 Certain Benefit Plans. Parent shall take such reasonable actions as
          ---------------------
are necessary to allow eligible employees of the Company to participate in the benefit programs of Parent, or alternative benefits programs substantially comparable to those applicable to employees of Parent on similar terms, as soon as practicable after the Effective Time (provided, however, that the foregoing shall not require any new options granted by Parent to employees of the Company to be Incentive Stock Option).

     5.14 Additional Documents and Further Assurances. Each party hereto, at the
          -------------------------------------------
request of the other party hereto, shall execute and deliver such other instruments and do and perform such other acts and things as may be necessary or desirable for effecting completely the consummation of this Agreement and the transactions contemplated hereby.

     5.15 Form S-8. Parent shall file a registration statement on Form S-8 for
          --------
the shares of Parent Common Stock issuable with respect to assumed Company Options within thirty (30) days following the Effective Time.

                                  ARTICLE VI

                           CONDITIONS TO THE MERGER

     6.1 Conditions to Obligations of Each Party to Effect the Merger. The
         ------------------------------------------------------------
respective obligations of each party to this Agreement to effect the Merger shall be subject to the satisfaction at or prior to the Closing of the following conditions:

         (a) Shareholder Approval. This Agreement and the Merger shall have been
             --------------------
approved and adopted by the shareholders of the Company by the requisite vote under applicable law and the Company's Articles of Incorporation.

         (b) Securities Law Compliance. The issuance of the Parent Common Stock
             -------------------------
in the Merger shall be exempt from the registration requirement of the federal securities laws and shall have been qualified or shall be exempt under all applicable state securities laws.

         (c) No Injunctions or Restraints; Illegality. No temporary restraining
             ----------------------------------------
order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal or regulatory restraint or prohibition preventing the consummation of the Merger shall be in effect.

         (d) Closing. The Merger and the Transactions contemplated by this
             -------
Agreement, shall have been consummated by July 31, 1999.

     6.2 Additional Conditions to Obligations of the Company. The obligations of
         ---------------------------------------------------
the Company to consummate the Merger and the transactions contemplated by this Agreement shall be subject to the satisfaction at or prior to the Closing of each of the following conditions, any of which may be waived, in writing, exclusively by the Company:

         (a) Representations and Warranties. The representations and warranties
             ------------------------------
of Parent and Merger Sub contained in this Agreement shall be true and correct in all material respects on and as of the Closing Date, except for changes contemplated by this Agreement and except for those representations and warranties which address matters only as of a particular date (which shall remain true and correct as of such date), with the same force and effect as if made on and as of the Closing Date, except, in all such cases, for such breaches, inaccuracies or omissions of such representations and warranties which have neither had nor reasonably would be expected to have a Material Adverse Effect on Parent; and the Company shall have received a certificate to such effect signed on behalf of Parent by a duly authorized officer of Parent.

         (b) Agreements and Covenants. Parent and Merger Sub shall have
             ------------------------
performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by them on or prior to the Effective Time, and the Company shall have received a certificate to such effect signed by a duly authorized officer of Parent.

         (c) Third Party Consents. The Company shall have been furnished with
             --------------------
evidence satisfactory to it that Parent has obtained the consents, approvals and waivers set forth in Schedule 6.2(c).

         (d) Legal Opinion. The Company shall have received a legal opinion from
             -------------
Wilson Sonsini Goodrich & Rosati, Professional Corporation, counsel to Parent, in substantially the form attached hereto as Exhibit C.
                                             ---------

         (e) Material Adverse Change. There shall not have occurred any material
             -----------------------
adverse change in the business, assets (including intangible assets), liabilities, financial condition or results of operations of Parent since the date of the Balance Sheet. For purposes of this condition, a decline in the trading price of Parent's Common Stock, whether occurring at any time or from time to time, as reported by Nasdaq or any other automated quotation system or exchange shall not constitute a material adverse change.

         (f) Registration Rights Agreement. The Registration Rights Agreement
             -----------------------------
shall have been executed and delivered.

     6.3 Additional Conditions to the Obligations of Parent and Merger Sub. The
         -----------------------------------------------------------------
obligations of Parent and Merger Sub to consummate the Merger and the transactions contemplated by this Agreement shall be subject to the satisfaction at or prior to the Closing of each of the following conditions, any of which may be waived, in writing, exclusively by Parent:

         (a) Representations and Warranties. The representations and warranties
             ------------------------------
of the Company contained in this Agreement shall be true and correct in all material respects on and as of the Closing Date, except for changes contemplated by this Agreement and except for those representations and warranties which address matters only as of a particular date (which shall remain true and correct as of such date), with the same force and effect as if made on and as of the Closing Date, except, in all such cases, for such breaches, inaccuracies or omissions of such representations and warranties which have neither had nor reasonably would be expected to have a Material Adverse Effect on the Company or Parent; and Parent and Merger Sub shall have received a certificate to such effect signed on behalf of the Company by the chief executive officer and chief financial officer of the Company;

         (b) Agreements and Covenants. The Company shall have performed or
             ------------------------
complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Effective Time except, in all such cases, for such non-performance or non-compliance that would not result in a Material Adverse Effect,, and Parent and Merger Sub shall have received a certificate to such effect signed by a duly authorized officer of the Company;

         (c) Third Party Consents. Parent shall have been furnished with
             --------------------
evidence satisfactory to it that the Company has obtained the consents, approvals and waivers set forth in Schedule 6.3(c).

         (d) Legal Opinion. Parent shall have received a legal opinion from
             -------------
Ireland Stapleton Pryor & Pascoe, P.C., legal counsel to the Company, in substantially the form attached hereto as Exhibit D.
                                          ---------

         (e) Employees. The Company's employees listed on Schedule 6.3(e) shall
             ---------
have accepted an offer of employment from Parent.

         (f) Noncompetition Agreements. Each of the persons listed on Schedule
             -------------------------
6.3(f) shall have executed and delivered to Parent a Non-Competition, Non-Solicitation and Non-Hire Agreement (the "Noncompetition Agreement") in
                                          ------------------------
substantially the form of Exhibit E, and all of the Noncompetition Agreements
                          ---------
shall be in full force and effect.

         (g) Stock Transfer Restriction Agreement. Each of the persons or
             ------------------------------------
entities listed on Schedule 6.3(g) shall have executed a Stock Transfer Restriction Agreement.

         (h)  No Dissenters.  Holders of no more than five percent (5%) of the
              -------------
outstanding shares of Company Capital Stock have exercised, nor shall they have any continued right to exercise, appraisal, dissenters' or similar rights under applicable law with respect to their shares by virtue of the Merger.

         (i) Material Adverse Change. There shall not have occurred any material
             -----------------------
adverse change in the business, assets (including intangible assets) financial condition or results of operations of the Company since the date of the Balance Sheet.

                                  ARTICLE VII

          SURVIVAL OF REPRESENTATIONS AND WARRANTIES; INDEMNIFICATION

     7.1 Survival of Representations and Warranties. All of the Company's
         ------------------------------------------
representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement (each as modified by the Company Schedules) shall survive the Merger and continue until 5:00 p.m., Colorado time, on the date with is one year following the Closing (the "Expiration Date").
                                        ----------------

     7.2 Indemnification Claims. Parent and its affiliates shall be compensated
         ----------------------
for any claims, losses, liabilities, damages, deficiencies, costs and expenses, including reasonable attorneys' fees and expenses, and expenses of investigation and defense ("Damages") incurred by Parent, its officers, directors, or
             ---------
affiliates (including the Surviving Corporation) directly or indirectly as a result of (i) any inaccuracy or breach of a representation or warranty of the Company (as modified by the Company Schedules), or any failure by the Company to perform or comply with any covenant contained herein, up to a total aggregate amount of $2,500,000 (an "Indemnification Claim"). In addition, Parent and it
                          ---------------------
affiliates shall be compensated for the failure of the Company to obtain, perform and deliver to Parent an Amendment Agreement (the "Amendment") executed
                                                           ---------
by all of the parties thereto substantially in the form attached hereto as Exhibit G (an "IP Claim").
               ---------

         (a) Closing Stock; Escrow. Parent shall be entitled to deduct from the
             ---------------------
Closing Stock shares of its Parent Common Stock as set forth herein. As soon as practicable after the Closing Date, the number of shares of Parent Common Stock listed opposite the shareholders (the Indemnification Shares and IP Shares together, the "Escrow Shares"), without any act of any of the below-
               -------------
named shareholders (the "Escrow Shareholders"), will be deposited, along
                         -------------------
with undated executed Assignments Separate from Certificates, with an institution to be designated by Parent (and if none so designated, to Parent) as Escrow Agent (the "Escrow Agent"). Such deposit shall constitute an escrow fund
                   ------------
(the "Escrow Fund") to be governed by the terms set forth herein and at Parent's
      -----------
cost and expense. Parent may not receive any Indemnification Shares from the Escrow Fund unless and until an Officer's Certificate (as defined in paragraph
(e) below) identifying Damages, the aggregate amount of which exceed $75,000, have been delivered to the Escrow Agent, Parent may recover from the Escrow Fund the total of its Damages, including the first $75,000. Parent may not receive any IP Shares from the Escrow Fund unless and until an Officer's Certificate is delivered to Escrow Agent setting forth that an Amendment had not been duly delivered to Parent by the Expiration Date.


                                                     Indemnification                              Percentage of
Name of Escrow Shareholder                                Shares              IP Shares            Escrow Fund
------------------------------------------------------------------------------------------------------------------
Jason Carlson                                                6,438                13,800                 7.36%
------------------------------------------------------------------------------------------------------------------
John Melanson                                               15,306                32,794                17.49%
------------------------------------------------------------------------------------------------------------------
Hill Partnership III                                        33,804                72,431                38.63%
(an affiliate of Hill Carman Ventures)
------------------------------------------------------------------------------------------------------------------
Morgan Holland Fund II                                      31,952                68,475                36.52%
(an affiliate of One Liberty Ventures)
------------------------------------------------------------------------------------------------------------------

          (b) Contingent Stock. Parent shall also be entitled to offset from the
              ----------------
Contingent Stock the aggregate cash value of Damages incurred due to an Indemnification Claim and/or the failure of the Company to deliver the Amendment as set forth herein.

              (i) In the event that the Contingent Stock valued at the Anniversary Stock Price exceeds $2,500,000, any offset amount due to the Damages shall be applied among all of the Company's shareholders, including the Escrow Shareholders (the "Company Shareholders") on a Pro Rata Basis.
                   --------------------

              (ii) In the event that the Contingent Stock valued at the Anniversary Stock Price is less than $2,500,000, any offset amount due to the Damages shall be applied (A) proportionately among the Company Shareholders on a Pro Rata Basis and then (B) Parent shall be entitled to deduct the cash value of any shortfall against the Indemnification Shares proportionately among the Escrow Shareholders according to their percentage contribution to the Escrow Fund.

              (iii) In the event that the Amendment has not been delivered to Parent prior to the Expiration Date, any obligation by Parent to deliver Contingent Stock and/or cash each shall be reduced by fifteen percent on a Pro Rata Basis.

              (iv) "Pro Rata Basis" means the number of shares of Company Common
                    --------------
Stock (assuming conversion of all outstanding Preferred Stock into Common Stock) owned by an individual shareholder as of the Effective Time bears to all shares of Company Common Stock and Company Preferred Stock outstanding as of the Effective Time which were held by the Company Shareholders (except for those shareholders who exercise dissenters' rights). Pro Rata Basis also includes the Escrow Shares held by an Escrow Shareholder.

          (c) Escrow Period; Distribution upon Termination of Escrow Periods.
              --------------------------------------------------------------
Subject to the following requirements, the Escrow Fund shall be in existence immediately following the Effective Time and shall terminate on the Expiration Date (the "Escrow Period"); provided that the Escrow Period shall not terminate
           -------------
with respect to such amount (or some portion thereof), that together with the aggregate amount remaining in the Escrow Fund is necessary in the reasonable judgment of Parent to satisfy any unsatisfied claims concerning facts and circumstances existing prior to the termination of such Escrow Period specified in any Officer's Certificate delivered to the Escrow Agent prior to termination of such Escrow Period. As soon as all such claims have been resolved, the Escrow Agent shall deliver to the Escrow Shareholders the remaining portion of the Escrow Fund and not required to satisfy such claims. Deliveries of Escrow Shares to such shareholders of the Company pursuant to this Section 7.2(c) shall be made in proportion to their respective original contributions to the Escrow Fund.

          (d)  Protection of Escrow Fund.
               --------------------------

               (i) The Escrow Agent shall hold and safeguard the Escrow Fund during the Escrow Period, shall treat such fund as a trust fund in accordance with the terms of this Agreement and not as the property of Parent and shall hold and dispose of the Escrow Fund only in accordance with the terms hereof.

               (ii) Any shares of Parent Common Stock or other equity securities issued or distributed by Parent (including shares issued upon a stock split) ("New Shares") in respect of Parent Common Stock in the Escrow Fund which have
  ----------
not been released from the Escrow Fund shall be added to the Escrow Fund and become a part thereof. New Shares issued in respect of shares of Parent Common Stock which have been released from the Escrow Fund shall not be added to the Escrow Fund but shall be distributed to the recordholders thereof. Cash dividends on Parent Common Stock shall not be added to the Escrow Fund but shall be distributed to the recordholders thereof.

               (iii) Each shareholder shall have voting rights with respect to the shares of Parent Common Stock contributed to the Escrow Fund by such shareholder (and on any voting securities added to the Escrow Fund in respect of such shares of Parent Common Stock).

          (e)  Claims Upon Escrow Fund.
               -----------------------

               (i) Upon receipt by the Escrow Agent at any time on or before the last day of the Escrow Period of a certificate signed by any officer of Parent (an "Officer's Certificate"): (A) stating that Parent has paid or properly
     ----------------------
accrued or reasonably anticipates that it will have to pay or accrue Damages, and (B) specifying in reasonable detail the individual items of Damages included in the amount so stated, the date each such item was paid or properly accrued, or the basis for such anticipated liability, and the nature of the misrepresentation, breach of warranty or covenant to which such item is related, the Escrow Agent shall, subject to the provisions of Section 7.2(f) hereof, deliver to Parent out of the Escrow Fund, as promptly as practicable, the Indemnification Shares held in the Escrow Fund in an amount equal to such Damages.

               (ii) For the purposes of determining the number of shares of Parent Common Stock to be delivered to Parent out of the Escrow Fund pursuant to
Section 7.2(e)(i) hereof, the Indemnification Shares and the Contingent Stock shall be valued at the Anniversary Stock Price.

               (iii) Upon receipt by the Escrow Agent at any time on or before the last day of the Escrow Period of an Officer's Certificate that Parent has not received from the Company an Amendment duly executed by all of the parties thereto, the Escrow Agent shall, subject to Section 7.2(f) hereof, deliver to Parent out of the Escrow Fund, as promptly as practicable, all of the IP Shares.

          (f) Objections to Claims. At the time of delivery of any Officer's
              --------------------
Certificate to the Escrow Agent, a duplicate copy of such certificate shall be delivered to the Securityholder Agent. If the Securityholder Agent shall, in good faith, notify the Escrow Agent and Parent within twenty (20) business days following receipt of notice of a claim for Damages of his objections to such claim, or objection to the due delivery of the Amendment, the Escrow Agent shall hold the Indemnification Shares and/or IP Shares, as the case may be, until the Securityholder Agent and Parent have agreed upon the rights of Parent and the Escrow Holders with respect thereto or until such rights are determined by a binding nonappealable decision or order by a state or federal court or arbitral authority.

     7.3 Third-Party Claims. In the event Parent becomes aware of a third-party
         ------------------
claim which Parent believes may result in a claim against the Escrow Fund and/or an offset against the Contingent Stock, Parent shall notify the Securityholder Agent of such claim, and the Securityholder Agent, as representative for the Escrow Shareholders, shall be entitled, at the expense of the Escrow Shareholders, to participate in any defense of such claim. Parent shall have the right in its sole discretion to settle any such claim; provided, however, that except with the consent of the Securityholder Agent, no settlement of any such claim with third-party claimants shall alone be determinative of the amount of any Damages. In the event that the Securityholder Agent has consented to any such settlement, the Securityholder Agent shall have no power or authority to object under any provision of this Article VII to the amount of any Damages with respect to such settlement.

     7.4  Securityholder Agent of the Shareholders; Power of Attorney.
          -----------------------------------------------------------

          (a) In the event that the Merger is approved, effective upon such vote, and without further act of any shareholder, Carl D. Carman shall be appointed as agent and attorney-in-fact (the "Securityholder Agent") for each
                                              --------------------
shareholder of the Company (except such shareholders, if any, as shall have perfected their appraisal or dissenters' rights under Colorado Law), for and on behalf of shareholders of the Company, to give and receive notices and communications, to authorize a claim against the Escrow Fund, an offset from delivery by Parent of additional shares of Parent Common Stock in satisfaction of claims by Parent, to object to such deliveries, to agree to, negotiate, enter into settlements and compromises of, and demand arbitration and comply with orders of courts and awards of arbitrators with respect to such claims, and to take all actions necessary or appropriate in the judgment of Securityholder Agent for the accomplishment of the foregoing. Such agency may be changed by the shareholders of the Company from time to time upon not less than thirty (30) days prior written notice to Parent; provided that the Securityholder Agent may not be removed unless holders of a two-thirds interest of the Company agree to such removal and to the identity of the substituted agent. Any vacancy in the position of Securityholder Agent may be filled by approval of the holders of a majority in interest of the Company. No bond shall be required of the Securityholder Agent, and the Securityholder Agent shall not receive compensation for his or her services. Notices or communications to or from the Securityholder Agent shall constitute notice to or from each of the shareholders of the Company.

          (b) The Securityholder Agent shall not be liable for any act done or omitted hereunder as Securityholder Agent while acting in good faith and in the exercise of reasonable judgment. The shareholders of the Company shall severally indemnify the Securityholder Agent and hold the Securityholder Agent harmless against any loss, liability or expense incurred without negligence or bad faith on the part of the Securityholder Agent and arising out of or in connection with the acceptance or administration of the Securityholder Agent's duties hereunder, including the reasonable fees and expenses of any legal counsel retained by the Securityholder Agent.

          (c) Actions of the Securityholder Agent. A decision, act, consent or
              -----------------------------------
instruction of the Securityholder Agent shall constitute a decision of all the shareholders and shall be final, binding and conclusive upon each of such shareholders, and Parent may rely upon any such decision, act, consent or instruction of the Securityholder Agent as being the decision, act, consent or instruction of each every such shareholder of the Company. Parent is hereby relieved from any liability to any person for any acts done by them in accordance with such decision, act, consent or instruction of the Securityholder Agent.

                                 ARTICLE VIII

                       TERMINATION, AMENDMENT AND WAIVER

     8.1 Termination. Except as provided in Section 8.2 below, this Agreement
         -----------
may be terminated and the Merger abandoned at any time prior to the Effective
Time:

         (a)  by mutual consent of the Company and Parent;

         (b) by Parent or the Company if: (i) the Effective Time has not occurred before 5:00 p.m. (Pacific time) on July 31, 1999 (provided that the right to terminate this Agreement under this clause 8.1(b)(i) shall not be available to any party whose willful failure to fulfill any obligation hereunder has been the cause of, or resulted in, the failure of the Effective Time to occur on or before such date); (ii) there shall be a final nonappealable order of a federal or state court in effect preventing consummation of the Merger; or
(iii) there shall be any statute, rule, regulation or order enacted, promulgated or issued or deemed applicable to the Merger by any governmental entity that would make consummation of the Merger illegal;

         (c) by Parent if there shall be any action taken, or any statute, rule, regulation or order enacted, promulgated or issued or deemed applicable to the Merger, by any Governmental Entity, which would: (i) prohibit Parent's or the Company's ownership or operation of all or any portion of the business of the Company or (ii) compel Parent or the Company to dispose of or hold separate all or a portion of the business or assets of the Company or Parent as a result of the Merger;

         (d) by Parent if it is not in material breach of its obligations under this Agreement and there has been a material breach of any representation, warranty, covenant or agreement contained in this Agreement on the part of the Company that would result in a Material Adverse Effect and (i) such breach has not been cured within five (5) business days after written notice to the Company (provided that, no cure period shall be required for a breach which by its nature cannot be cured), and (ii) as a result of such breach the conditions set forth in Section 6.3(a) or 6.3(b), as the case may be, would not then be satisfied; or

         (e) by the Company if it is not in material breach of its obligations under this Agreement and there has been a material breach of any representation, warranty, covenant or agreement contained in this Agreement on the part of Parent or Merger Sub that would result in a Material Adverse Effect and (i) such breach has not been cured within five (5) business days after written notice to Parent (provided that, no cure period shall be required for a breach which by its nature cannot be cured), and
(ii) as a result of such breach the conditions set forth in Section 6.2(a) or 6.2(b), as the case may be, would not then be satisfied.

Where action is taken to terminate this Agreement pursuant to this Section 8.1, it shall be sufficient for such action to be authorized by the Board of Directors (as applicable) of the party taking such action.

     8.2  Effect of Termination. In the event of termination of this Agreement
          ---------------------
as provided in Section 8.1, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of Parent, Merger Sub or the Company, or their respective officers, directors or shareholders, provided that each party shall remain liable for any breaches of this Agreement prior to its termination; and provided further that, the provisions of Sections 5.3 and
Article VII of this Agreement shall remain in full force and effect and survive any termination of this Agreement.

     8.3  Amendment. Except as is otherwise required by applicable law after the
          ---------
shareholders of the Company approve this Agreement, this Agreement may be amended by the parties hereto at any time by execution of an instrument in writing signed on behalf of each of the parties hereto.

     8.4  Extension; Waiver. At any time prior to the Effective Time, Parent and
          -----------------
Merger Sub, on the one hand, and the Company, on the other, may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations of the other party hereto, (ii) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto, and (iii) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

                                  ARTICLE IX

                              GENERAL PROVISIONS

     9.1 Notices. All notices and other communications hereunder shall be in
         -------
writing and shall be deemed given if delivered person-ally or by commercial delivery service, or mailed by registered or certified mail (return receipt requested) or sent via facsimile (with acknowledgment of complete transmission) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):


            (a)  if to Parent or Merger Sub, to:

                 Cirrus Logic, Inc.
                 3100 West Warren Avenue
                 Fremont, CA  94538
                 Attention:            Steve Howarth
                 Telephone No.:        (408) 988-2229
                 Facsimile No.:        (510)

                 Cirrus Logic, Inc.
                 4210 S. Industrial Drive
                 Austin, TX  78744
                 Attention:            Craig Ensley
                 Telephone No.:        (512) 445-7222
                 Facsimile No.:        (512) 445-7582

                 with a copy to:

                 Wilson Sonsini Goodrich & Rosati, P.C.
                 650 Page Mill Road
                 Palo Alto, California 94304
                 Attention:            Michael J. Danaher, Esq.
                 Telephone No.:        (415) 493-9300
                 Facsimile No.:        (415) 493-6811

                 if to the Company, to:

                 AudioLogic, Inc.
                 4870 Sterling Drive
                 Boulder, CO 80301
                 Attention:            Jason Carlson
                 Telephone No.:        (303) 444-8445
                 Facsimile No.:        (303) 444-8498

                 with a copy to:

                 Ireland Stapleton Pryor & Pascoe, P.C.
                 1675 Broadway, Suite 2600
                 Denver, CO 80202
                 Attention:            Jack Lewis, Esq.
                 Telephone No.:        (303) 623-2700
                 Facsimile No.:        (303) 623 2062

                 if to the Securityholder Agent:

                 Hill Carman Ventures
                 885 Arapahoe Avenue
                 Boulder, CO 80302
                 Attention:            Carl D. Carman
                 Telephone No.:        (303) 444-5151
                 Facsimile No.:        (303) 442-8525

     9.2 Interpretation. The words "include," "includes" and "including" when
         --------------
used herein shall be deemed in each case to be followed by the words "without limitation." The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

     9.3 Entire Agreement; Assignment. This Agreement, the Schedules and
         ----------------------------
Exhibits hereto, and the documents and instruments and other agreements among the parties hereto referenced herein: (a) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof; (b) are not intended to confer upon any other person any rights or remedies hereunder; and (c) shall not be assigned by operation of law or otherwise except as otherwise specifically provided, except that Parent and Merger Sub may assign their respective rights and delegate their respective obligations hereunder to their respective affiliates.

     9.4 Severability. In the event that any provision of this Agreement or the
         ------------
application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

     9.5 Other Remedies. Except as otherwise provided herein, any and all
         --------------
remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy.

     9.6 Governing Law. This Agreement shall be governed by and construed in
         -------------
accordance with the laws of the State of California, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

     9.7 Rules of Construction. The parties hereto agree that they have been
         ---------------------
represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

     9.8 Specific Performance. The parties hereto agree that irreparable damage
         --------------------
would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

     9.9 Counterparts. This Agreement may be executed in one or more
         ------------
counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counter-parts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart.

     IN WITNESS WHEREOF, Parent, Merger Sub, the Company and the Securityholder Agent (as to Article VII only) and have caused this Agreement to be signed by their duly authorized respective officers, all as of the date first written above.

AUDIOLOGIC, INC.                    CIRRUS LOGIC, INC.

By:                                 By:
   -----------------------             -----------------------
   Name:  Jason Carlson                Name:  Craig Ensley
   Title:  President                   Title:


SECURITYHOLDER AGENT:               AL ACQUISITION CORP.

By::                                  By:
    -----------------------              -----------------------
    Carl D. Carman                       Name:  Craig Ensley
                                         Title: Vice-President


-------------------------------     ------------------------------
JOHN MELANSON                       JASON CARLSON
(with respect to Article VII)       (with respect to Article VII)


HILL PARTNERSHIP III                MORGAN HOLLAND FUND II
(with respect to Article VII)       (with respect to Article VII)

By::                                  By:
    -----------------------              -----------------------
    Name:                                Name:
    Title:                               Title: